Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267397

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 29, 2022)

Fangdd Network Group Ltd.

US$5,000,000 Senior 5% Original Issue Discount Convertible Promissory Notes

Class A Ordinary Shares Issuable upon Conversion

under Senior 5% Original Issue Discount Convertible Promissory Notes

Additional 164,610 Class A Ordinary Shares

We are offering, through this prospectus supplement and the accompanying prospectus, (i) US$5,000,000 senior 5% original issue discount convertible promissory notes (the “Notes”), (ii) Class A ordinary shares, par value US$0.0005625 per share, or Class A ordinary shares, issuable from time to time upon conversion under the Notes, and (iii) additional 164,610 Class A ordinary shares as commitment shares for the issuance of the Notes (the “Commitment Shares”).

On February 10, 2025, we entered into a securities purchase agreement with certain investors (the “Purchase Agreement”), pursuant to which we agreed to issue the Notes to the investors in the principal amount of US$5,000,000, which are convertible into our Class A ordinary shares. The Notes carry a 5% original issue discount, and have a term of nine months from the original issuance date. No interest accrues during the term of the Notes unless an event of default occurs, in which case interest will accrue at a rate of 15% per annum or, if less, the highest amount permitted by law. Our obligations under these Notes rank senior to all other existing indebtedness and equity of our company, with the notes issued under the Purchase Agreement treated equally.

Holders can convert their Notes into Class A ordinary shares by providing a conversion notice. The number of shares issuable upon conversion is calculated by dividing (i) the portion of the principal and any accrued interest the holder chooses to convert by (ii) the conversion price on the date of the conversion notice. The conversion price is the lower of (i) the fixed conversion price, set at 130% of the lowest daily VWAP on the trading day immediately before the closing date of the Purchase Agreement, and (ii) the alternative conversion price, set at 90% of the lowest daily VWAP over the ten trading days immediately before the date of the conversion notice. Any fractional amounts resulting from these calculations will be rounded down to the nearest cent, and the conversion price cannot fall below the floor price, which is set at US$0.11 per share. If the conversion price is lower than the floor price at the time a conversion notice is received, shares will be issued based on the floor price, and we will need to compensate the holder for any economic difference. The difference is determined as (i) the number of shares that would have been delivered using the conversion price, minus (ii) the number of shares delivered using the floor price, multiplied by (iii) the daily VWAP of our shares on the date of the conversion notice. VWAP for any date is defined as the daily volume weighted average price of our Class A ordinary shares for such date or the nearest preceding date as reported by Bloomberg L.P.

The holder of each Note does not have the right to convert any portion of the Note if, upon conversion, the holder and any other attribution parties would collectively beneficially own more than 4.99% (the “Maximum Percentage”) of our outstanding Class A ordinary shares immediately after giving effect to such conversion. The holder may increase or decrease the Maximum Percentage to any amount not exceeding 9.99% by providing us with written notice. However, (i) any increase in the Maximum Percentage will not take effect until the 61st day after such notice is delivered to our company, and (ii) any adjustment to the Maximum Percentage will apply only to the holder and the other attribution parties.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “DUO.” On February 10, 2025, the closing price of our Class A ordinary shares on the Nasdaq Capital Market was US$0.6075 per Class A ordinary share. There is no established public trading market for the Notes, and we do not expect a market to develop. Without an active trading market, the liquidity of the Notes will be limited. In addition, we do not intend to apply for a listing of the Notes on any national securities exchange or other nationally recognized trading system.

We have retained MM Global Securities, Inc., or the Placement Agent, to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. See “Plan of Distribution” beginning on page S-39 of this prospectus supplement for the description of the compensation to be received by the Placement Agent.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about February 11, 2025, subject to the satisfaction of certain closing conditions.

The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$81.1 million, which was calculated based on 18,511,002 Class A ordinary shares issued and outstanding held by non-affiliates and a per share closing price of US$4.38 as reported on the Nasdaq Capital Market on October 2, 2024. We are therefore currently not subject to the limitations under General Instruction I.B.5. of Form F-3.

Our share capital consists of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares. Each Class A ordinary share is entitled to one vote, each Class B ordinary share is entitled to ten votes, and each Class C ordinary share is entitled to 10,000 votes. Each Class B ordinary share and each Class C ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof or a change of ultimate beneficial ownership of any Class B ordinary share to any person other than our founders or any of their respective affiliates controlled by them, such Class B ordinary shares will be automatically and immediately converted into the same number of Class A ordinary shares. Upon (i) any sale, transfer, assignment or disposition of such number of Class C ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class C ordinary shares through a voting proxy or otherwise to any person that is not an affiliate of such holder, (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class C ordinary shares that is an entity to any person other than an affiliate of such holder, (iii) Mr. Xi Zeng, our chairman of the board of directors and chief executive officer, ceasing to be the ultimate beneficial owner of at least 80,698,283 Class A ordinary shares (on an as-if-converted basis) at any time, or (iv) Mr. Xi Zeng being permanently unable to attend board meetings and manage the business affairs of our company as a result of incapacity solely due to his then physical and/or mental condition, Class C ordinary shares held by a holder thereof will be automatically and immediately converted into the same number of Class A ordinary shares. Except for voting and conversion rights, holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares shall rank pari passu with one another and shall have the same rights, preference, privileges and restrictions. As of the date of this prospectus supplement, Mr. Xi Zeng beneficially owned one Class A ordinary share, 28,693 Class B ordinary shares and 15,159 Class C ordinary shares, representing 0.1% of our total issued and outstanding shares and 80.7% of the aggregate voting power of our issued and outstanding shares.

We are a “foreign private issuer” as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. Please carefully consider the risks and uncertainties discussed under “Risk Factors” in this prospectus supplement beginning on page S-14, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus concerning factors you should consider before investing in our Class A ordinary shares.

Fangdd Network Group Ltd., or Fangdd Cayman, is a Cayman Islands holding company with operations primarily conducted by its subsidiaries and a variable interest entity, or the VIE, and the VIE’s subsidiaries. Investors of our Class A ordinary shares are not holding equity interest in the VIE or its subsidiaries, but instead are holding equity interest in Fangdd Cayman. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC law prohibits direct foreign investment in the operating companies in China. PRC laws and regulations restrict and impose conditions on foreign investment in the business involving value-added telecommunications service (except for e-commerce, domestic conferencing, store-and-forward, and call center services), including internet real estate services. Accordingly, these businesses are operated by the VIE and the VIE’s subsidiaries in China. Neither Fangdd Cayman nor its subsidiaries own any equity interest or direct foreign investment in the VIE, Shenzhen Fangdd Network Technology Co., Ltd., or Fangdd Network, and the VIE’s subsidiaries. Instead, Fangdd Cayman relies on contractual arrangements among its wholly owned PRC subsidiary, the VIE and the VIE’s nominee shareholders, or Fangdd Network VIE Agreements, which allow Fangdd Cayman to (i) direct the activities of the VIE and the VIE’s subsidiaries that most significantly impact the economic performance of the VIE and the VIE’s subsidiaries; (ii) receive substantially all of the economic benefits of the VIE and the VIE’s subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interest in the VIE when and to the extent permitted by PRC law. As a result of the Fangdd Network VIE Agreements, Fangdd Cayman is considered the primary beneficiary of the VIE and the VIE’s subsidiaries for accounting purposes and is able to consolidate the financial results of the VIE and VIE’s subsidiaries in the consolidated financial statements in accordance with U.S. GAAP. For a detailed description of these contractual arrangements, see “Prospectus Summary—Contractual Arrangements with the VIE and Its Shareholders.” As a result, investors in our Class A ordinary shares are not purchasing equity interest in the VIE or its subsidiaries but instead are purchasing equity interest in Fangdd Cayman, a Cayman Islands holding company, whose consolidated financial results include those of the VIE and its subsidiaries under U.S. GAAP. More specifically, investors in our Class A ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE and its subsidiaries in China and would merely have a contractual relationship with the operating entities in China. As used in this prospectus supplement, “Fangdd Cayman” refers to Fangdd Network Group Ltd., and “we,” “us,” “our company,” or “our” refers to Fangdd Network Group Ltd. and its subsidiaries, and, when describing our consolidated financial information, also includes the VIE and its subsidiaries.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. These contractual arrangements have not been tested in a court of law in the PRC. If the PRC government finds that the Fangdd Network VIE Agreements do not comply with PRC laws and regulations, or if existing regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE and its subsidiaries. This would result in the VIE and its subsidiaries being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE. A significant part of our revenue is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material adverse effect on our operations and result in our Class A ordinary shares diminishing substantially in value or even becoming worthless. There are substantial uncertainties about potential future actions by the PRC government that could affect the enforceability of the Fangdd Network VIE Agreements and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, see risks disclosed under “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

We and the VIE face various legal and operational risks and uncertainties related to doing business in China, including complex and evolving PRC laws and regulations. For example, we and the VIE face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless. Since 2021, the PRC government has initiated a series of regulatory actions and guidelines to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and strength the administration on data cross-border transfer, regulating overseas securities offering and listing, and expanding the efforts in anti-monopoly enforcement. Since these regulatory actions and guidelines are relatively new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks relating to doing business in China, see “Risk Factors—Risks Related to Doing Business in China” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Under our current corporate structure, we may rely on dividend payments from our subsidiaries, to fund any cash and financing requirements we may have. As of the date of this prospectus supplement, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIE to make payments to us may restrict our ability to satisfy our liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash in the business is in the PRC or a PRC entity, and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed by the government. For more details, see “Prospectus Summary—Cash Flows through Our Organization,” “—Transfer of Cash through Our Organization,” “—Restrictions and Limitations on Transfer of Capital” and “—Taxation on Dividends or Distributions.”

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the U.S. Securities and Exchange Commission, or the SEC, determines that a company retains a foreign accounting firm that cannot be subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report relaying to the SEC its determinations that the board was unable to inspect or investigate completely registered public accounting firms in Mainland China and Hong Kong. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies were formally subject to the delisting provisions. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. We have engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB, as our independent registered public accounting firm starting from the fiscal year ended December 31, 2022, and our current auditor can be inspected under the PCAOB requirements. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong, it may create uncertainties about the ability of our current auditor to fully cooperate with the PCAOB’s request for audit workpapers. Such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities. If our shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would cause Class A ordinary shares to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. For more details, see “Risk Factors—Risks Related to Doing Business in China—Our Class A ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated February 11, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus dated September 29, 2022, included in the registration statement on Form F-3 (No. 333-267397), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in our Class A ordinary shares.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any related free writing prospectus prepared by us or on our behalf to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, all references to “we,” “us,” “our,” or similar terms used in this prospectus supplement refer to Fangdd Network Group Ltd., a Cayman Islands holding company, and its subsidiaries, and when describing our consolidated financial information, also includes the VIE and its subsidiaries.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “US$” or “U.S. dollars” refers to the legal currency of the United States.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus supplement were made at the exchange rate of RMB7.2672 to US$1.00, the exchange rate in effect as of June 28, 2024, set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. On January 31, 2025, the noon buying rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System was RMB7.2422 to US$1.00.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference including our most recent annual report on Form 20-F, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our estimates regarding revenues, cash flows, capital requirements and our need for additional financing;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry;

●	risks related to our corporate structure, in particular the VIE structure; and

●	government policies and regulations relating to our industry.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made; and, except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should refer to “Risk Factors” in this prospectus supplement, the accompanying prospectus and Item 3.D. to our most recent annual report on Form 20-F for the fiscal year ended December 31, 2023 incorporated by reference, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus supplement, together with the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, such information is inherently imprecise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read “Risk Factors” beginning on page S-14 of this prospectus supplement, “Item 3D. Risk Factors” in our annual report on Form 20-F for our fiscal year ended December 31, 2023, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, for more information about important risks that you should consider before making a decision to invest in our securities.

Company Overview

We are a customer-oriented PropTech company in China, focusing on providing real estate transaction digitalization services. We operate a real estate-focused online marketplace for real estate transactions and related services in China. Our marketplace connects real estate sellers, agents, buyers, and other participants as part of a vibrant ecosystem and a self-reinforcing network, enabling marketplace participants to transact real estate assets with efficiency at lowered costs. We provide all participants with one-stop digital real estate transaction services and seamless transaction experience through our reliable and extensive property listings, SaaS solutions, intelligent matching algorithms and other real estate related services. In 2023, we had over 72.5 thousand active agents on our marketplace. By providing real estate sellers with innovative and diversified digital marketing solutions as well as access to our extensive agent network, we help real estate sellers to move their traditional offline business online and improve transaction efficiency, thereby gathering the property resources of real estate transactions on our marketplace. In 2023, there were 765 new property projects on our marketplace.

Our primary sources of revenue are (i) property transaction services and (ii) innovation initiatives and other value-added services. We earn base commission revenue by charging commission fees when real estate buyers and sellers close transactions through the marketplace. Our innovation initiatives and other value-added services include SaaS solutions and other value-added services which are provided based on our deep understanding of marketplace participants’ problems and needs, such as asset management services aimed at optimizing returns for asset holders and enhancing the overall operational efficiency of their asset portfolios. For our SaaS solutions, we charge marketplace participants software subscription fees. For other value-added services such as our asset management services, we charge consulting fees, management fees, sharing fees, and commissions.

Our revenue decreased by 73.9% from RMB942.4 million in 2021 to RMB245.9 million in 2022 due to various factors, including the continued property market downturn, the resurgence of COVID-19 outbreaks in China and the measures we took to minimize our exposure to the systematic risk of real estate industry in the continued downturn, such as our actions to cease business cooperation with high credit risk developers and to reduce our business scale of new property and resale property transaction service business. Our revenue increased by 15.9% from RMB245.9 million in 2022 to RMB285.0 million in 2023. The increase was influenced by various factors, including modest stimulation in the Chinese real estate market spurred by a series of preferential policies, such as greater access to credit and funding for real estate developers, mortgage interest rate cuts and lower down payments for home buyers, and relaxed restrictions on secondhand housing sales and purchases. Our growth was also supported by strategic decisions such as discontinuing business partnerships with high credit risk developers to mitigate losses and focusing on developers with strong credit profiles to sustain our property transaction services. We also actively explored opportunities in other digitalization services for real estate transactions. Our revenue was RMB153.5 million and RMB140.0 million (US$19.3 million) for the six months ended June 30, 2023 (unaudited) and 2024 (unaudited), respectively. We will continue to focus on optimizing our revenue mix and prioritizing the value-added services and new business initiatives, including our SaaS solutions for various platform participants and asset management services launched in 2023. We recorded a net loss of RMB1.2 billion, RMB239.6 million and RMB93.1 million in 2021, 2022 and 2023, respectively. For the six months ended June 30, 2023 (unaudited) and 2024 (unaudited), we recorded a net income of RMB9.4 million and RMB16.4 million (US$2.3 million), respectively.

Our Corporate Structure and Operation in China

Fangdd Network Group Ltd., or Fangdd Cayman, is a Cayman Islands holding company with no material operations of its own. We conduct our operations in China primarily through our PRC subsidiary Shenzhen Fangdd Information Technology Co., Ltd., or Shenzhen Fangdd or the WFOE, the VIE Shenzhen Fangdd Network Technology Co., Ltd., or Fangdd Network or the VIE, and the VIE’s subsidiaries. Foreign investment in the business involving value-added telecommunications service (except for e-commerce, domestic conferencing, store-and-forward, and call center services), including internet real estate services, is subject to significant restrictions under current PRC laws, rules and regulations. Accordingly, these businesses are operated by the VIE and the VIE’s subsidiaries. Investors in our Class A ordinary shares thus are not purchasing equity interests in our operating entities in China but instead are purchasing equity interests in Fangdd Cayman, a Cayman Islands holding company.

The following chart illustrates our corporate structure as of the date of this prospectus supplement.

Notes:

(1)	Shareholders of Fangdd Network are Xi Zeng, Yi Duan, Wei Zhang, Li Zhou, Jiaorong Pan, and Ying Lu, holding 46.62%, 31.95%, 9.00%, 8.88%, 2.66%, and 0.90%, respectively, of the equity interest in Fangdd Network. Xi Zeng is our chairman of the board of directors and chief executive officer. Yi Duan is our director. Jiaorong Pan is our director and chief operating officer.

(2)	As of the date of this prospectus supplement, Fangdd Network had 9 wholly owned subsidiaries.

Contractual Arrangements with the VIE and Its Shareholders

Neither we nor our subsidiaries own any equity interest in the VIE. The equity interest in the VIE is legally held by individuals who act as nominee shareholders of the VIE on behalf of the WFOE. A series of contractual arrangements were entered into between the WFOE, the VIE and the VIE’s shareholders, which we refer to as the Fangdd Network VIE Agreements. The Fangdd Network VIE Agreements were originally entered into in March 2014 and subsequently amended to include registration of the Equity Interest Pledge Agreements with the relevant registration authority. Certain Fangdd Network VIE Agreements were further amended when certain nominee shareholders transferred equity interests in Fangdd Network to other nominee shareholders in 2017 and 2023. The Fangdd Network VIE Agreements allow the WFOE to (i) direct the activities of the VIE and the VIE’s subsidiaries that most significantly impact the economic performance of the VIE and the VIE’s subsidiaries; (ii) receive substantially all of the economic benefits of the VIE and the VIE’s subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. As a result of the Fangdd Network VIE Agreements, we are the primary beneficiary of the VIE for accounting purposes and treat it as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The Fangdd Network VIE Agreements include Business Operation Agreement, Powers of Attorney, Equity Interest Pledge Agreements, Option Agreements, Operation Maintenance Service Agreement and Technology Development and Application Service Agreement. The following is a summary of the Fangdd Network VIE Agreements.

●	Business Operation Agreement. The WFOE, the VIE and the VIE’s shareholders have entered into a business operation agreement (including subsequent amendments, supplement and re-signing), pursuant to which the VIE and its shareholders undertake that without the WFOE’s prior written consent, the VIE shall not enter into any transactions that may have material effects on the VIE’s assets, obligations, rights or business operations. Additionally, the VIE’s shareholders undertake that without the WFOE’s prior written consent, they shall not (i) sell, transfer, pledge or otherwise dispose of any rights associated with their equity interests in the VIE, (ii) approve any merger or acquisition of the VIE, (iii) take any actions that may have a material adverse effect on the VIE’s assets, businesses and liabilities, or sell, transfer, pledge or otherwise dispose or impose other encumbrances of any assets, businesses or income of the VIE, (iv) request the VIE to declare dividend or make other distribution, (v) amend the VIE’s articles of association, or (vi) increase, decrease or otherwise change the VIE’s registered capital. The WFOE may request the VIE to transfer at any time all the intellectual property rights held by the VIE to the WFOE or any person designated by the WFOE. The VIE and certain of its shareholders shall be jointly and severally responsible for the performance of their obligations under this agreement.

●	Powers of Attorney. Each shareholder of the VIE has issued a power of attorney, appointing Mr. Xi Zeng, the person designated by the WFOE, as such shareholder’s attorney-in-fact to exercise all shareholder rights.

●	Equity Interest Pledge Agreements. Each shareholder of the VIE has entered into an equity interest pledge agreement with the WFOE and the VIE, pursuant to which, the shareholder has pledged all of his or her equity interests in the VIE to the WFOE to guarantee the performance by the VIE and its shareholders of their obligations under the master agreements, which include the technology development and application service agreement, the operation and maintenance service agreement, the business operation agreement and the option agreements.

●	Option Agreements. The WFOE, the VIE and each of the VIE’s shareholders have entered into an option agreement (including subsequent amendments, supplement and re-signing), pursuant to which the VIE’s shareholder has irrevocably granted the WFOE an exclusive option, to the extent permitted by PRC law, to purchase, or have its designated person or persons to purchase, at its discretion all or part of the shareholder’s equity interests in the VIE or all or part of the VIE’s assets. The purchase price shall be a nominal price unless where PRC laws and regulations require valuation of the equity interests or the assets, or promulgate other restrictions on the purchase price, or otherwise prohibit purchasing the equity interests or the assets at a nominal price.

●	Operation Maintenance Service Agreement. The WFOE and the VIE have entered into an operation maintenance service agreement, pursuant to which the WFOE has the exclusive right to provide the VIE with operation maintenance services and marketing services. Without the WFOE’s written consent, the VIE shall not engage any third party to provide the services covered by this agreement. The VIE agrees to pay service fees on an annual basis and at an amount determined by the WFOE.

●	Technology Development and Application Service Agreement. The WFOE and the VIE have entered into a technology development and application service agreement, pursuant to which, the WFOE has the exclusive right to provide the VIE with technology development and application services. Without the WFOE’s written consent, the VIE shall not accept any technology development and application services covered by this agreement from any third party. The VIE agrees to pay service fees on an annual basis and at an amount determined by the WFOE.

For a summary of the material provisions of the Fangdd Network VIE Agreements, please refer to “Item 4. Information on the Company—C. Organizational Structure” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus and the accompanying prospectus.

The contractual arrangements may not be as effective as direct ownership in providing us with control over Fangdd Network, and we may incur substantial costs to enforce the terms of the arrangements. The legal environment in the PRC differs from that in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules on the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws, rules or regulations related to VIE structures will be adopted or if adopted, what effect they may have on our corporate structure. If, as a result of such contractual arrangements, we or Fangdd Network is found to be in violation of any existing or future PRC laws or regulations, or such contractual arrangement is determined as illegal and invalid by the PRC court, arbitral tribunal or regulatory authorities, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus and the accompanying prospectus.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the SEC determines that a company retains a foreign accounting firm that cannot be subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report relaying to the SEC its determinations that the board was unable to inspect or investigate completely registered public accounting firms in Mainland China and Hong Kong. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies were formally subject to the delisting provisions. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions.

We have engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB, as our independent registered public accounting firm starting from the fiscal year ended December 31, 2022, and our current auditor can be inspected under the PCAOB requirements. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong, it may create uncertainties about the ability of our current auditor to fully cooperate with the PCAOB’s request for audit workpapers. Such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities. If our Class A ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would cause our Class A ordinary shares to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. For more details, see “Risk Factors—Risks Related to Doing Business in China—Our Class A ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Permissions Required from the PRC Authorities for Our Operations and Issuance of Securities to Foreign Investors

We conduct our business primarily through our PRC subsidiaries, the VIE and the VIE’s subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries, the VIE and the VIE’s subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our subsidiaries and the consolidated affiliated entities in China, including, among others, the Value-Added Telecommunication Business Operating License and the Certificate of Filing of Real Estate Brokerage Business. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks related to Our Business and Industry—If we fail to obtain or keep licenses, permits or approvals applicable to the various real estate services provided by us, we may incur significant financial penalties and other government sanctions” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by and/or foreign investments in China-based issuers. For example, on February 17, 2023, the CSRC promulgated a set of new regulations, including the Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023, and five supporting guidelines, which came into effect on February 17, 2023. Subsequently, the CSRC promulgated two additional supporting guidelines on May 16, 2023 and May 7, 2024, respectively. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. Where a PRC domestic company indirectly offers and lists securities in overseas markets, the issuer shall designate a major domestic operating entity to file with the CSRC. Companies, like us, that are already listed overseas as of March 31, 2023 are not required to make an immediate filing with the CSRC until a subsequent offering, in which case a filing should be made with the CSRC within three business days after the offering is completed. Failure to complete the filing required by the Trial Measures may result in a warning and a fine between RMB1 million and RMB10 million as for the domestic entity. Additionally, on December 28, 2021, the Cyberspace Administration of China, or the CAC, together with another twelve regulatory authorities jointly issued the Cybersecurity Review Measures, which came into effect on February 15, 2022. The Cybersecurity Review Measures require that, the purchase of cyber products and services by critical information infrastructure operator and the data processing activities engaged in by network platform operators, which affects or may affect national security, shall be subject to cybersecurity review. Further, an online platform operator that possesses personal data of more than one million users shall declare to the Office of Cybersecurity Review for cybersecurity review before listing in a foreign country. For more detailed information, see “Risk Factors—Risks related to Doing Business in China—The approval of and the filing with the CSRC, CAC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval or complete such filing.”

As of the date of this prospectus supplement, we have submitted four filings to the CSRC that are under the CSRC’s review. In particular, we submitted to the CSRC (i) a filing on October 10, 2024 for our registered direct offerings conducted on October 1, 2024 and October 7, 2024; (ii) a filing on October 15, 2024 for our registered direct offering conducted on October 11, 2024; (iii) a filing on November 13, 2024 for our registered direct offering conducted on November 8, 2024; and (iv) a filing on December 13, 2024 for our registered direct offering conducted on December 10, 2024. Other than the filings mentioned above, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus supplement, we, our PRC subsidiaries, the VIE and the VIE’s subsidiaries, (i) are not required to obtain permissions or approvals from the CSRC, except that a filing should be made with the CSRC within three business days after the offering is completed, and (ii) are not required to go through cybersecurity review by the CAC, because (a) the ownership structures of our PRC subsidiaries and VIE were not established through acquisition of equity interests or assets of any PRC domestic company by foreign entities as clearly defined under the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investor, and (b) the Cybersecurity Review Measures do not provide any explanation or interpretation of “affect or may affect national security,” and our offshore offering in this prospectus supplement does not belong to “listing in a foreign country” as defined in the Cybersecurity Review Measures. In addition, we, our PRC subsidiaries, the VIE and the VIE’s subsidiaries have not been asked to obtain or denied such permissions by any PRC authority, nor have we received any inquiry, notice, warning or sanctions regarding our corporate structure and contractual arrangements from the CSRC, CAC or any other PRC governmental agency. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws. Accordingly, a PRC government agency may take a view that is contrary to the above conclusion.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Business and Industry

●	We have a history of losses and negative cash flows from operating activities, and we may not achieve profitability in the future.

●	If our estimates relating to our allowance for doubtful accounts prove to be wrong, our financial condition and results of operations could be adversely affected.

●	We have a limited operating history, and we may not be able to effectively implement our business strategies.

●	Our business is susceptible to fluctuations in China’s real estate market, its overall economic growth and government measures aimed at China’s real estate industry.

●	We may fail to compete effectively with existing and new industry players, which could significantly reduce our market share and materially and adversely affect our business, financial condition and results of operations.

●	If our marketplace is unable to offer comprehensive, authentic, accurate and up-to-date property listings, our business, financial condition and results of operations could be materially and adversely affected.

●	If we are unable to retain and attract real estate professionals or fail to continue to develop and promote our marketplace, service offerings and features, and develop the technologies that cater to their needs, our business and operating results would be harmed.

●	Our reliance on a limited number of property developers may materially and adversely affect us.

●	Our outstanding and future indebtedness may adversely affect our available cash flow and our ability to operate our business. In addition, we may not be able to obtain additional capital when desired, on favorable terms or at all.

●	Potential strategic investments, acquisitions or new business initiatives may disrupt our ability to manage our business effectively.

Risks Related to Our Corporate Structure

●	If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	We rely on contractual arrangements with the VIE and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

●	The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

●	Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

●	Our contractual arrangements with the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Risks Related to Doing Business in China

●	The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs (previously representing our Class A ordinary shares).

●	The approval of and the filing with the CSRC, CAC or other PRC governmental authorities may be required in connection with our future offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval or complete such filing.

●	Changes in PRC government policies or political or social conditions could have a material adverse effect on the overall economic growth in China, which could adversely affect our business, financial condition and results of operations.

●	The Chinese economy differs from the economies of most developed countries in many respects, including a higher level of government involvement, the ongoing development of a market-oriented economy, a higher level of control over foreign exchange, and a less efficient allocation of resources.

●	The PRC legal system contains uncertainties, which could limit the legal protections available to you and us.

●	The PCAOB had historically been unable to inspect our former auditor in relation to their audit work.

Risks Related to Our Securities

●	We may be unable to comply with the applicable continued listing requirements of Nasdaq.

●	The market price movement of the ADSs (previously representing our Class A ordinary shares) may be volatile.

●	The sale or availability for sale of substantial amounts of the ADSs (previously representing our Class A ordinary shares) or ordinary shares could adversely affect their market price.

●	Our triple-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs (previously representing our Class A ordinary shares) may view as beneficial.

●	If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs (previously representing our Class A ordinary shares), the market price for the ADSs (previously representing our Class A ordinary shares) and trading volume could decline.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs (previously representing our Class A ordinary shares) for return on your investment.

Cash Flows Through Our Organization

Under our current corporate structure, we may rely on dividend payments from our subsidiaries, to fund any cash and financing requirements we may have. As of the date of this prospectus supplement, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIE to make payments to us may restrict our ability to satisfy our liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash in the business is in the PRC or a PRC entity, and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed by the government.

Transfer of Cash Through Our Organization

Fangdd Network Group Ltd. is a Cayman Islands holding company with no material operations of its own. We currently conduct our operations primarily through Fangdd Network, the VIE, and its subsidiaries. As of December 31, 2023 and June 30, 2024 (unaudited), we had RMB121.7 million and RMB125.4 million (US$17.3 million) in cash and cash equivalents, respectively, RMB22.2 million and RMB17.0 million (US$2.3 million) in restricted cash, respectively, and RMB15.3 million and RMB11.8 million (US$1.6 million) in short-term investments, respectively, that consisted of investments in wealth management products which were redeemable by us at any time. Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through our contractual arrangements with the VIE and its shareholders. The cash flows that have occurred between our holding company, its subsidiaries and the VIE are summarized as follows:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2021	2022	2023	2023	2024
	(in US$ millions)
Cash received by Fangdd Network Group Ltd. as equity investment	—	0.5	27.3	20.1	—
Cash paid by Fangdd Network Group Ltd. to Fangdd Network Holding Ltd. (Hong Kong) to invest in WFOE, Shenzhen Fangdd Information Technology Co., Ltd(1)	21.5	—	—	—	—
Cash paid by Fangdd Network Holding Ltd. (Hong Kong) to contribute to the payment to WFOE as paid-in capital	12.8	—	—	—	—
Cash paid by WFOE to VIE, Shenzhen Fangdd Network Technology Co., Ltd., through bank entrusted loan(2)	69.0	5.7	—	—	—
Cash received by WOFE, Shenzhen Fangdd Information Technology Co., Ltd from Parent company	—	—	20.1	19.7	—

Notes:

(1)	Part of Fangdd Network Holding Ltd (Hong Kong)’s cash used to invest in Shenzhen Fangdd Information Technology Co., Ltd. was from its bank balance of previous years’ equity financing before 2016;

(2)	Part of Shenzhen Fangdd Information Technology Co., Ltd.’s cash used to loan to the VIE was from its bank balance of previous years’ equity financing before 2016.

Pursuant to the operation maintenance service agreement, Shenzhen Fangdd has the exclusive right to provide Fangdd Network, the VIE, with operation maintenance services and marketing services. Fangdd Network agrees to pay service fees on an annual basis and at an amount determined by Shenzhen Fangdd after taking into account factors such as the labor cost, facility cost and marketing expenses incurred by Shenzhen Fangdd in providing the services. Pursuant to the technology development and application service agreement, Shenzhen Fangdd has the exclusive right to provide Fangdd Network with technology development and application services. Fangdd Network agrees to pay service fees on an annual basis and at an amount determined by Shenzhen Fangdd after taking into account multiple factors, such as the labor and time consumed for the provision of the service, the type and complexity of the services provided, the difficulties in providing the service, the commercial value of services provided and the market price of comparable services. Since Fangdd Network has incurred and accumulated losses historically, there was no service fee payable by Fangdd Network to Shenzhen Fangdd.

Impact of Taxation on Dividends or Distributions

Fangdd Network Group Ltd. is incorporated in the Cayman Islands and conducts business in China through its PRC subsidiaries and the VIE. Neither our subsidiaries nor the consolidated VIE has declared or paid any dividend or distribution to us. We have never declared or paid any dividend on our ordinary shares and we have no current intention to pay dividends to shareholders. We currently intend to retain all future earnings to finance our operations and to expand our business. Under the current laws of the Cayman Islands, Fangdd Network Group Ltd. is not subject to taxes based upon profits, income or capital gains. Upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed.

For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid in Mainland China and Hong Kong, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:

Hypothetical pre-tax earnings(1)	100.00
Tax on earnings at statutory rate of 25% at Shenzhen Fangdd level	(25.00)
Amount to be distributed as dividend from Shenzhen Fangdd to Hong Kong subsidiary(2)	75.00
Withholding tax at tax treaty rate of 5%	(3.75)
Amount to be distributed as dividend at Hong Kong subsidiary level and net distribution to Fangdd Network Group Ltd.	71.25

Notes:

(1)	For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount is assumed to equal Chinese taxable income.

(2)	China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of Mainland China. A lower withholding income tax rate of 5% is applied if the foreign invested enterprise’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with Mainland China, subject to a qualification review at the time of the distribution. There is no incremental tax at Hong Kong subsidiary level for any dividend distribution to Fangdd Network Group Ltd. If a 10% withholding income tax rate is imposed, the withholding tax will be 7.5 and the amount to be distributed as dividend at Hong Kong subsidiary level and net distribution to Fangdd Network Group Ltd. will be 67.5.

Restrictions and Limitations on Transfer of Capital

We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our businesses, including our subsidiaries and/or the consolidated VIE, to the parent company and U.S. investors as well as the ability to settle amounts owed under the Fangdd Network VIE Agreements.

Our offshore holding company is permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from this offering to make loans or capital contribution to our PRC subsidiaries. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and accompanying prospectus.

Under our current corporate structure, Fangdd Cayman’s ability to pay dividends depends upon dividends paid by its Hong Kong subsidiary, which in turn depends on dividends paid by its PRC subsidiaries, which further depend on payments from the VIE under the Fangdd Network VIE Agreements.

●	Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through the Fangdd Network VIE Agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amounts owed by the VIE under the VIE agreements may be seriously hindered.

●	Our wholly owned subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiaries, the VIE and the VIE’s subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiaries in China, the VIE and the VIE’s subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

●	In addition, if our wholly owned subsidiaries incur debts on their own behalf in the future, the instruments governing their debts may restrict their ability to pay dividends to us.

●	Remittance of dividends by our wholly owned subsidiaries out of China is subject to examination by the banks designated by SAFE. Approvals by or registration with appropriate government authorities are required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, our PRC subsidiaries may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may affect the value of your investment” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and accompanying prospectus.

●	Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so any dividends our PRC subsidiaries pay to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from a reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

●	If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Class A ordinary shares. In addition, non-resident enterprise shareholders, including the holders of our Class A ordinary shares, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of our Class A ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the holders of our Class A ordinary shares, and any gain realized on the transfer of our Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in our Class A ordinary shares.

Since Fangdd Network has incurred and accumulated losses historically, there was no service fee payable by Fangdd Network to Shenzhen Fangdd. As of the date of this prospectus supplement, Shenzhen Fangdd has not made any dividend payments or distributions to us, and no dividends or distributions have been made by us. We intend to keep future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Corporate Information

Fangdd Cayman was incorporated in the Cayman Islands in September 2013. We conduct our operations in China primarily through our subsidiaries, the VIE and VIE’s subsidiaries. The Class A ordinary shares, par value US$0.0005625 per share, of our company, currently trade on the Nasdaq Capital Market under the symbol “DUO.”

Our principal executive offices are located at Room 1501, Shangmei Technology Building, No. 15 Dachong Road, Nanshan District, Shenzhen, 518072, People’s Republic of China. Our telephone number at this address is +86 755 2699 8968. Our registered office is situated at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Additional information about our company is included in the documents incorporated by reference in this prospectus supplement, including our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 19, 2024. See “Incorporation of Documents by Reference” in this prospectus supplement.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Issuer	Fangdd Network Group Ltd.

Securities offered by us	We are offering, through this prospectus supplement and the accompanying prospectus, (i) US$5,000,000 senior 5% original issue discount convertible promissory notes (the “Notes”), (ii) Class A ordinary shares issuable from time to time upon conversion under the Notes, and (iii) additional 164,610 Class A ordinary shares as commitment shares for the issuance of the Notes (the “Commitment Shares”), pursuant to a securities purchase agreement entered into with certain investors on February 10, 2025 (the “Purchase Agreement”).

Class A ordinary shares outstanding immediately prior to this offering	35,664,228 Class A ordinary shares, excluding Class A ordinary shares reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and Class A ordinary shares reserved for future issuances upon the exercise of warrants issued on July 19, 2023.

Total ordinary shares outstanding immediately prior to this offering

35,766,573 issued and outstanding ordinary shares as a single class, being the sum of (i) 35,664,228 issued and outstanding Class A ordinary shares, excluding Class A ordinary shares reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and Class A ordinary shares reserved for future issuances upon the exercise of warrants issued on July 19, 2023, (ii) 87,186 issued and outstanding Class B ordinary shares, and (iii) 15,159 issued and outstanding Class C ordinary shares.

Holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, whereas (x) each Class B ordinary share is entitled to ten votes and is convertible into one Class A ordinary share at any time by the holder thereof and (y) each Class C ordinary share is entitled to 10,000 votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances.

Class A ordinary shares outstanding after this offering is completed	35,828,838 Class A ordinary shares, assuming that no Class A ordinary shares issuable under the Notes will be converted in this offering.

Conversion rights

Upon providing a conversion notice, the holder of a Note may convert it into Class A ordinary shares. The number of shares issuable upon conversion is calculated by dividing (i) the portion of the principal and any accrued interest the holder chooses to convert by (ii) the conversion price on the date of the conversion notice. The conversion price is the lower of (i) the fixed conversion price, set at 130% of the lowest daily VWAP on the trading day immediately before the closing date of the Purchase Agreement, and (ii) the alternative conversion price, set at 90% of the lowest daily VWAP over the ten trading days immediately before the date of the conversion notice.

Any fractional amounts resulting from these calculations will be rounded down to the nearest cent, and the conversion price cannot fall below the floor price, which is set at US$0.11 per share. If the conversion price is lower than the floor price at the time a conversion notice is received, shares will be issued based on the floor price, and we will need to compensate the holder for any economic difference. The difference is determined as (i) the number of shares that would have been delivered using the conversion price, minus (ii) the number of shares delivered using the floor price, multiplied by (iii) the daily VWAP of our shares on the date of the conversion notice.

Best Efforts	We have agreed to issue and sell the securities offered hereby to the investors through the Placement Agent, and the Placement Agent has agreed to offer and sell such securities on a “reasonable best efforts” basis. The Placement Agent is not required to sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to sell such securities. See the section entitled “Plan of Distribution” on page S-39 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Participation Rights	For a period of nine months after the date of the Purchase Agreement, we agree to grant each investor the right to participate in subsequent issuance of certain securities of up to 25% of the offered securities, provided that certain terms and conditions specified in the Purchase Agreement are met.

Risk Factors	See “Risk Factors” beginning on page S-14 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before investing in our securities.

Nasdaq Capital Market Symbol

DUO

There is no established trading market for the Notes, and we do not expect a market to develop. We do not intend to apply for a listing for any such Notes on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Notes will be limited.

The number of Class A ordinary shares issued and outstanding after this offering is based on 35,664,228 Class A ordinary shares issued and outstanding as of the date of this prospectus supplement, and excludes Class A ordinary shares reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans and Class A ordinary shares reserved for future issuances upon the exercise of warrants issued on July 19, 2023. Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding securities described above.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our annual report on Form 20-F for the fiscal year ended December 31, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risk Related to Doing Business in China

The approval of and the filing with the CSRC, CAC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval or complete such filing.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated a set of new regulations, including the Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023, and five supporting guidelines, which came into effect on February 17, 2023. Subsequently, the CSRC promulgated two additional supporting guidelines on May 16, 2023 and May 7, 2024, respectively. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. Where a PRC domestic company indirectly offers and lists securities in overseas markets, the issuer shall designate a major domestic operating entity to file with the CSRC. Companies, like us, that are already listed overseas as of March 31, 2023 are not required to make an immediate filing with the CSRC until a subsequent offering, in which case a filing should be made with the CSRC within three business days after the offering is completed. Failure to complete the filing required by the Trial Measures may result in a warning and a fine between RMB1 million and RMB10 million as for the domestic entity. The offering pursuant to this prospectus supplement and the accompanying prospectus is subject to the filing requirement under the Trial Measures, and we will make the filing for this offering with the CSRC within three business days after the offering is completed. As of the date of this prospectus supplement, we have submitted four filings to the CSRC that are under the CSRC’s review. In particular, we submitted to the CSRC (i) a filing on October 10, 2024 for our registered direct offerings conducted on October 1, 2024 and October 7, 2024; (ii) a filing on October 15, 2024 for our registered direct offering conducted on October 11, 2024; (iii) a filing on November 13, 2024 for our registered direct offering conducted on November 8, 2024; and (iv) a filing on December 13, 2024 for our registered direct offering conducted on December 10, 2024.

In addition, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, among other things, requires offshore special purpose vehicles formed for the purpose of an overseas listing and controlled by PRC companies or individuals, to obtain the CSRC approval prior to listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. Our PRC legal counsel has advised us that, based on their understanding of the current PRC laws, the CSRC approval is not required under the M&A Rules in the context of this offering because the ownership structures of our PRC subsidiaries and VIE were not established through acquisition of equity interests or assets of any PRC domestic company by foreign entities as clearly defined under the M&A Rules. However, we have been advised by our PRC legal counsel that there are uncertainties regarding the interpretation and application of the PRC law, and there can be no assurance that the PRC government will ultimately take a view that is not contrary to the above opinion of our PRC legal counsel. If it is determined that the CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering.

On December 28, 2021, the CAC and 12 other regulatory authorities jointly released the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide, among others, (i) the purchase of cyber products and services by critical information infrastructure operators that affects or may affect national security and the data processing activities engaged in by network platform operators that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office, the department responsible for the implementation of cybersecurity review under the CAC; and (ii) the network platform operators with personal information data of more than one million users that seek for listing in a foreign country are obliged to apply for a cybersecurity review by the Cybersecurity Review Office. However, the Cybersecurity Review Measures do not provide any explanation or interpretation of “affect or may affect national security,” and Chinese government may have broad discretion in interpreting and enforcing these laws and regulations. We cannot predict the impact of the Cybersecurity Review Measures, if any, at this stage, and we will closely monitor and assess the statutory developments in this regard. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CAC or any other PRC governmental authorities. We cannot guarantee, however, that we will not be subject to cybersecurity review in the future. If such review is or becomes necessary, we may be required to suspend our operations or experience other disruption to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

If it is determined in the future that any governmental approvals or other requirements are required to be met for and prior to an offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, may hinder our ability to complete an offering and subject us to sanctions by the relevant PRC governmental authorities. Restrictions and penalties imposed on our operations could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Class A ordinary shares.

Our Class A ordinary shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, if the SEC determines that a company retains a foreign accounting firm that cannot be subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report relaying to the SEC its determinations that the board was unable to inspect or investigate completely registered public accounting firms in Mainland China and Hong Kong. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies were formally subject to the delisting provisions. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions.

We have engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB, as our independent registered public accounting firm starting from the fiscal year ended December 31, 2022, and our current auditor can be inspected under the PCAOB requirements. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong, it may create uncertainty about the ability of our current auditor to fully cooperate with the PCAOB’s request for audit workpapers. Such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities. If our Class A ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our Class A ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would cause our Class A ordinary shares to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Risks Related to This Offering

We may be unable to comply with the applicable continued listing requirements of Nasdaq.

Our Class A ordinary shares are currently listed on Nasdaq. In order to maintain this listing, we must satisfy minimum financial and other continued listing requirements and standards. On January 4, 2022, we received a notice from the Nasdaq Stock Market LLC, notifying that we were not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5450(a)(1) because the bid price of the ADSs previously representing our Class A ordinary shares closed below US$1.00 per ADS for the 30 consecutive trading days from November 19, 2021 to January 3, 2022. We were granted a grace period of 180 calendar days, expiring on July 5, 2022, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, we changed the ratio of the ADSs representing Class A ordinary shares from one (1) ADS representing twenty five (25) Class A ordinary shares to one (1) ADS representing three hundred seventy-five (375) Class A ordinary shares. The change became effective on June 7, 2022. On June 22, 2022, Nasdaq confirmed in a compliance notice that for the ten consecutive trading days, from June 7 through June 21, 2022, the closing bid price of the ADSs previously representing our Class A ordinary shares had been at $1.00 per share or greater. Accordingly, we regained compliance with Nasdaq Listing Rule 5450(a)(1), and the matter was closed.

On October 20, 2022, we received another notice from Nasdaq, stating that we were not in compliance with the Nasdaq listing requirement to maintain a minimum market value of publicly held shares, or MVPHS, of at least US$5 million for a period of 30 consecutive trading days, as required under Nasdaq Listing Rule 5450(b)(1)(C). We were provided 180 calendar days, or until April 18, 2023, to regain compliance with the MVPHS requirement. On March 24, 2023, based on our company’s MVPHS for a period of 11 consecutive trading days, from March 9 to March 23, 2023, Nasdaq confirmed that our company’s MVPHS had been greater than US$5 million. Accordingly, we regained compliance with the MVPHS requirement and this matter was closed.

On June 22, 2023, we were informed by Nasdaq that we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) and were granted a grace period of 180 calendar days till December 19, 2023 to cure the deficiency. To regain compliance with the minimum bid price requirement, we effected a reverse ADS split on August 4, 2023, changing the ratio of the ADSs representing Class A ordinary shares from one (1) ADS representing three hundred seventy-five (375) Class A ordinary shares to one (1) ADS representing five thousand six hundred and twenty-five (5,625) Class A ordinary shares. On August 21, 2023, Nasdaq confirmed that we regained compliance with the Nasdaq Listing Rule 5450(a)(1), as the closing bid price of the ADSs previously representing our Class A ordinary shares had been at US$1.00 per share or above from August 4 through August 17, 2023.

We received another notification from Nasdaq on December 13, 2023, notifying us that we were not in compliance with the minimum bid price requirement and that we were granted 180 calendar days until June 10, 2024 to regain compliance. In response to the notification letter, we submitted an application to Nasdaq to transfer the listing of our ADSs previously representing our Class A ordinary shares from The Nasdaq Global Market to The Nasdaq Capital Market. Nasdaq approved our transfer application on June 11, 2024, and the transfer took effect on June 13, 2024. In conjunction with such approval, Nasdaq also granted our company an extended period of 180 calendar days, or until December 9, 2024, to regain compliance with the Nasdaq’s minimum bid price requirement. On October 10, 2024, Nasdaq confirmed in a compliance notice that for the ten consecutive trading days, from September 26 through October 9, 2024, the closing bid price of our Class A ordinary shares had been at $1.00 per share or greater. Accordingly, we regained compliance with the minimum bid price requirement, and the matter was closed.

On December 24, 2024, we received another notification from Nasdaq, notifying us that we were not in compliance with the minimum bid price requirement and that we were granted 180 calendar days until June 23, 2025 to regain compliance. If we were unable to regain compliance within the grace period for this requirement or any other applicable listing requirements of Nasdaq, our Class A ordinary shares would be subject to delisting. In the event that our Class A ordinary shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Class A ordinary shares could be conducted only in the over-the-counter market established for unlisted securities such as OTC Markets. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for our Class A ordinary shares, which could cause the price of our Class A ordinary shares to decline further.

We have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply the net proceeds from this offering effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our Class A ordinary shares to decline.

Our triple-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

Our ordinary share capital consists of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares. Holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares shall vote together as one class on all resolutions submitted to a vote by the shareholders. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while (i) holders of Class B ordinary shares are entitled to ten votes per share and (ii) holders of Class C ordinary shares are entitled to 10,000 votes per share, except that we shall only amend, alter, modify or change the rights, restrictions, preferences or privileges of Class C ordinary shares with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares.

Each Class B ordinary share and each Class C ordinary share are convertible into one Class A ordinary share at any time at the option of the holder thereof, or subject to automatic and immediate conversion into one Class A ordinary share once certain conditions are met, while neither Class A ordinary shares nor Class C ordinary shares are convertible into Class B ordinary shares under any circumstances, and neither Class A ordinary shares nor Class B ordinary shares are convertible into Class C ordinary shares under any circumstances.

Due to the disparate voting powers attached to these three classes, holders of our Class B ordinary shares and Class C ordinary shares have significant voting power over matters requiring shareholders’ approval. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

Raising additional capital, including as a result of this offering, and the sale of additional Class A ordinary shares or other equity securities could result in dilution to our shareholders, while the incurrence of debt may impose restrictions on our operations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell equity or debt securities or obtain a credit facility. The sale of equity securities would result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Class A ordinary shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings.

Our memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our Class A ordinary shares.

Our current memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions, including a provision that grants authority to our board of directors to establish and issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series, any or all of which may be greater than the rights associated with our Class A ordinary shares. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

There can be no assurance that we were not a passive foreign investment company, or PFIC, for 2023 or that we will not be a PFIC for 2024 or any other taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A ordinary shares.

A non-United States corporation will be a PFIC for U.S. federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (based on a weighted quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. A separate determination must be made after the close of each taxable year as to whether a non-United States corporation is a PFIC for that year. Although the law in this regard is unclear, we intend to treat the VIE (and its subsidiaries) as being owned by us for U.S. federal income tax purposes, not only because we direct the activities of the VIE (and its subsidiaries) that most significantly impact the economic performance of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated financial statements. Assuming that we are treated as the owner of the VIE (and its subsidiaries) for U.S. federal income tax purposes, and based upon our current and expected income and assets, including goodwill and other unbooked intangibles, and the market value of our Class A ordinary shares, we do not believe we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2023.

The determination of our PFIC status is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. The value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A ordinary shares, fluctuations in the market price of our Class A ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in our offerings. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the stock of the VIE for U.S. federal income tax purposes, our risk of being a PFIC may substantially increase. In light of the foregoing, there can be no assurance that we were not, or will not be, a PFIC for any taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Item 10. Additional Information—E. Taxation—U.S. Federal Income Taxation” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and accompanying prospectus) holds Class A ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10. Additional Information—E. Taxation—U.S. Federal Income Taxation—Passive Foreign Investment Company Rules” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Notes being offered in this offering, and we do not expect a market to develop for the Notes.

There is no established public trading market for the Notes being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system. Without an active market, the liquidity of the Notes will be limited.

Investors of the Notes will not be entitled to any rights with respect to our Class A ordinary shares, but will be subject to all changes made with respect to our Class A ordinary shares.

Investors of the Notes will not be entitled to any rights with respect to our Class A ordinary shares (including, without limitation, voting rights or rights to receive any dividends or other distributions on our Class A ordinary shares), but will be subject to all changes affecting our Class A ordinary shares. Investors will only be entitled to rights in respect of our Class A ordinary shares if and when we deliver Class A ordinary shares upon conversion under the Notes. In the event that an amendment is proposed to our memorandum and articles of association requiring shareholders approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s conversion of Notes, the holder will not be entitled to vote on the amendment, although the holder will nevertheless be subject to any changes in the powers, preferences or rights of our Class A ordinary shares that result from such amendment.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$3.86 million, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. Our management will have broad discretion in the application of these proceeds.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect (i) the share consolidation effected on August 12, 2024, whereby every 5,625 ordinary shares of a par value US$0.0000001 per share of our company were consolidated into one ordinary share of a par value US$0.0005625 per share, or the Share Consolidation, (ii) the issuance and sale of 1,612,902 Class A ordinary shares on October 2, 2024, at an offering price of US$1.55 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (iii) the issuance of 2,288,558 Class A ordinary shares between October 2 and 4, 2024, at an exercise price of US$2.22546 per Class A ordinary share, upon exercise of certain regular warrants issued on July 19, 2023, (iv) the issuance and sale of 2,464,000 Class A ordinary shares on October 7, 2024, at an offering price of US$1.60 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (v) the issuance and sale of 661,232 pre-funded warrants on October 7, 2024, at an offering price of US$1.5994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (vi) the issuance of 661,232 Class A ordinary shares from October 7 to October 8, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 7, 2024, (vii) the issuance and sale of 3,901 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on October 10, 2024, at a per share purchase price of US$2.53, (viii) the issuance and sale of 3,181,044 Class A ordinary shares on October 11, 2024, at an offering price of US$0.88 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (ix) the issuance and sale of 1,933,828 pre-funded warrants on October 11, 2024, at an offering price of US$0.8794375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (x) the issuance of 1,933,828 Class A ordinary shares from October 11 to October 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 11, 2024, (xi) the issuance and sale of 4,623,266 Class A ordinary shares on November 8, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xii) the issuance and sale of 2,521,616 pre-funded warrants on November 8, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xiii) the issuance of 2,521,616 Class A ordinary shares from November 12 to November 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on November 8, 2024, (xiv) the issuance and sale of 6,092,446 Class A ordinary shares on December 10, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xv) the issuance and sale of 3,910,696 pre-funded warrants on December 10, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xvi) the issuance of 3,910,696 Class A ordinary shares on December 10, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on December 10, 2024, and (xvii) the issuance and sale of 10,000 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on December 12, 2024, at a per share purchase price of US$0.88; and

●	on a pro forma as adjusted basis to reflect (i) the Share Consolidation, (ii) the issuance and sale of 1,612,902 Class A ordinary shares on October 2, 2024, at an offering price of US$1.55 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (iii) the issuance of 2,288,558 Class A ordinary shares between October 2 and 4, 2024, at an exercise price of US$2.22546 per Class A ordinary share, upon exercise of certain regular warrants issued on July 19, 2023, (iv) the issuance and sale of 2,464,000 Class A ordinary shares on October 7, 2024, at an offering price of US$1.60 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (v) the issuance and sale of 661,232 pre-funded warrants on October 7, 2024, at an offering price of US$1.5994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (vi) the issuance of 661,232 Class A ordinary shares from October 7 to October 8, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 7, 2024, (vii) the issuance and sale of 3,901 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on October 10, 2024, at a per share purchase price of US$2.53, (viii) the issuance and sale of 3,181,044 Class A ordinary shares on October 11, 2024, at an offering price of US$0.88 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (ix) the issuance and sale of 1,933,828 pre-funded warrants on October 11, 2024, at an offering price of US$0.8794375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (x) the issuance of 1,933,828 Class A ordinary shares from October 11 to October 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 11, 2024, (xi) the issuance and sale of 4,623,266 Class A ordinary shares on November 8, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xii) the issuance and sale of 2,521,616 pre-funded warrants on November 8, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xiii) the issuance of 2,521,616 Class A ordinary shares from November 12 to November 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on November 8, 2024, (xiv) the issuance and sale of 6,092,446 Class A ordinary shares on December 10, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xv) the issuance and sale of 3,910,696 pre-funded warrants on December 10, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xvi) the issuance of 3,910,696 Class A ordinary shares on December 10, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on December 10, 2024, (xvii) the issuance and sale of 10,000 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on December 12, 2024, at a per share purchase price of US$0.88, (xviii) the issuance of the Notes and Class A ordinary shares issuable from time to time upon conversion under the Notes, pursuant to this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us, and (xix) the issuance and sale of 164,610 Class A ordinary shares as commitment shares for the issuance of the Notes, pursuant to this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us.

The as adjusted information is illustrative only. You should read this table in conjunction with any consolidated financial statements and related notes included in this prospectus supplement and the accompanying prospectus and “Item 5. Operating and Financial Review and Prospects” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2024
	Actual (unaudited)		Pro Forma (unaudited)		Pro Forma As Adjusted (unaudited)
	(in thousands)
	RMB	US$	RMB	US$	RMB	US$
Cash and cash equivalents	125,427	17,259	303,311	41,737	331,353	45,596
Restricted cash	16,974	2,336	16,974	2,336	16,974	2,336
Shareholders’ equity
Class A Ordinary shares (US$0.0000001 par value, 3,000,000,000,000 shares authorized including Class A, Class B and Class C ordinary shares, as of December 31, 2023 and June 30, 2024, 33,312,108,296 and 33,312,608,296 shares issued and outstanding as of December 31, 2023 and June 30, 2024, respectively)	17	2	137	19	137	19
Class B Ordinary shares (US$0.0000001 par value, 3,000,000,000,000 shares authorized including Class A, Class B and Class C ordinary shares, as of December 31, 2023 and June 30, 2024, 490,418,360 shares issued and outstanding as of December 31, 2023 and June 30, 2024)	—	—	—	—	—	—
Class C Ordinary shares (US$0.0000001 par value, 3,000,000,000,000 shares authorized including Class A, Class B and Class C ordinary shares, as of December 31, 2023 and June 30, 2024, 7,071,427 shares issued and outstanding as of December 31, 2023 and June 30, 2024)	—	—	—	—	—	—
Additional paid-in capital	5,243,427	721,520	5,421,191	745,981	5,421,191	745,981
Accumulated other comprehensive loss	(397,840)	(54,745)	(397,840)	(54,745)	(397,840)	(54,745)
Accumulated deficit	(4,632,043)	(637,390)	(4,632,043)	(637,390)	(4,632,043)	(637,390)
Total shareholders’ equity	211,396	29,089	389,280	53,567	389,280	53,567
Total capitalization	673,953	92,738	851,837	117,217	879,879	121,075

We estimate that the net proceeds from this offering will be approximately US$3.86 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

The calculations above have excluded:

●	shares issuable upon exercise of the regular warrants issued on July 19, 2023,

●	shares issued or issuable under our share incentive plans after June 30, 2024, and

●	shares issuable upon conversion of the Notes issued in this offering.

DILUTION

If you invest in our Class A ordinary shares, your interest will be diluted to the extent of the difference between the price per Class A ordinary share in this offering and the net tangible book value per Class A ordinary shares immediately after this offering. Our net tangible book value as of June 30, 2024 was approximately US$28.9 million, or approximately US$0.0009 per Class A ordinary share. Our net tangible book value per Class A ordinary share is equal to our total tangible assets less our total liabilities, divided by the total number of Class A ordinary shares outstanding as of June 30, 2024.

Without taking into account any other changes in net tangible book value after June 30, 2024, other than to give effect to (i) the Share Consolidation, (ii) the issuance and sale of 1,612,902 Class A ordinary shares on October 2, 2024, at an offering price of US$1.55 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (iii) the issuance of 2,288,558 Class A ordinary shares between October 2 and 4, 2024, at an exercise price of US$2.22546 per Class A ordinary share, upon exercise of certain regular warrants issued on July 19, 2023, (iv) the issuance and sale of 2,464,000 Class A ordinary shares on October 7, 2024, at an offering price of US$1.60 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (v) the issuance and sale of 661,232 pre-funded warrants on October 7, 2024, at an offering price of US$1.5994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (vi) the issuance of 661,232 Class A ordinary shares from October 7 to October 8, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 7, 2024, (vii) the issuance and sale of 3,901 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on October 10, 2024, at a per share purchase price of US$2.53, (viii) the issuance and sale of 3,181,044 Class A ordinary shares on October 11, 2024, at an offering price of US$0.88 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (ix) the issuance and sale of 1,933,828 pre-funded warrants on October 11, 2024, at an offering price of US$0.8794375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (x) the issuance of 1,933,828 Class A ordinary shares from October 11 to October 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 11, 2024, (xi) the issuance and sale of 4,623,266 Class A ordinary shares on November 8, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xii) the issuance and sale of 2,521,616 pre-funded warrants on November 8, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xiii) the issuance of 2,521,616 Class A ordinary shares from November 12 to November 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on November 8, 2024, (xiv) the issuance and sale of 6,092,446 Class A ordinary shares on December 10, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xv) the issuance and sale of 3,910,696 pre-funded warrants on December 10, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xvi) the issuance of 3,910,696 Class A ordinary shares on December 10, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on December 10, 2024, (xvii) the issuance and sale of 10,000 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on December 12, 2024, at a per share purchase price of US$0.88, (xviii) the issuance of the Notes and Class A ordinary shares issuable from time to time upon conversion under the Notes, pursuant to this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us, and (xix) the issuance and sale of 164,610 Class A ordinary shares as commitment shares for the issuance of the Notes, pursuant to this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us. This represents an immediate decrease in the net tangible book value of US$3.3680 per Class A ordinary shares to our existing shareholders, and an immediate dilution in the net tangible book value of US$3.3680 per Class A ordinary share to the new investors. The following table illustrates this dilution on a per Class A ordinary share basis:

Assumed offering price per Class A ordinary share	US$	0.7000
Net tangible book value per Class A ordinary share as of June 30, 2024	US$	0.0009
Pro forma net tangible book value after giving effect to the Share Consolidation	US$	4.8841

Pro forma net tangible book value per Class A ordinary share after giving effect to (i) the Share Consolidation, (ii) the issuance and sale of 1,612,902 Class A ordinary shares on October 2, 2024, at an offering price of US$1.55 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (iii) the issuance of 2,288,558 Class A ordinary shares between October 2 and 4, 2024, at an exercise price of US$2.22546 per Class A ordinary share, upon exercise of certain regular warrants issued on July 19, 2023, (iv) the issuance and sale of 2,464,000 Class A ordinary shares on October 7, 2024, at an offering price of US$1.60 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (v) the issuance and sale of 661,232 pre-funded warrants on October 7, 2024, at an offering price of US$1.5994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (vi) the issuance of 661,232 Class A ordinary shares from October 7 to October 8, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 7, 2024, (vii) the issuance and sale of 3,901 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on October 10, 2024, at a per share purchase price of US$2.53, (viii) the issuance and sale of 3,181,044 Class A ordinary shares on October 11, 2024, at an offering price of US$0.88 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (ix) the issuance and sale of 1,933,828 pre-funded warrants on October 11, 2024, at an offering price of US$0.8794375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (x) the issuance of 1,933,828 Class A ordinary shares from October 11 to October 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 11, 2024, (xi) the issuance and sale of 4,623,266 Class A ordinary shares on November 8, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xii) the issuance and sale of 2,521,616 pre-funded warrants on November 8, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xiii) the issuance of 2,521,616 Class A ordinary shares from November 12 to November 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on November 8, 2024, (xiv) the issuance and sale of 6,092,446 Class A ordinary shares on December 10, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xv) the issuance and sale of 3,910,696 pre-funded warrants on December 10, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xvi) the issuance of 3,910,696 Class A ordinary shares on December 10, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on December 10, 2024, and (xvii) the issuance and sale of 10,000 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on December 12, 2024, at a per share purchase price of US$0.88	US$	1.5161
Decrease in net tangible book value per Class A ordinary shares attributable to this offering	US$	3.3680
Pro forma as adjusted net tangible book value per Class A ordinary share after giving effect to (i) the Share Consolidation, (ii) the issuance and sale of 1,612,902 Class A ordinary shares on October 2, 2024, at an offering price of US$1.55 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (iii) the issuance of 2,288,558 Class A ordinary shares between October 2 and 4, 2024, at an exercise price of US$2.22546 per Class A ordinary share, upon exercise of certain regular warrants issued on July 19, 2023, (iv) the issuance and sale of 2,464,000 Class A ordinary shares on October 7, 2024, at an offering price of US$1.60 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (v) the issuance and sale of 661,232 pre-funded warrants on October 7, 2024, at an offering price of US$1.5994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (vi) the issuance of 661,232 Class A ordinary shares from October 7 to October 8, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 7, 2024, (vii) the issuance and sale of 3,901 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on October 10, 2024, at a per share purchase price of US$2.53, (viii) the issuance and sale of 3,181,044 Class A ordinary shares on October 11, 2024, at an offering price of US$0.88 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (ix) the issuance and sale of 1,933,828 pre-funded warrants on October 11, 2024, at an offering price of US$0.8794375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (x) the issuance of 1,933,828 Class A ordinary shares from October 11 to October 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on October 11, 2024, (xi) the issuance and sale of 4,623,266 Class A ordinary shares on November 8, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xii) the issuance and sale of 2,521,616 pre-funded warrants on November 8, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xiii) the issuance of 2,521,616 Class A ordinary shares from November 12 to November 15, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on November 8, 2024, (xiv) the issuance and sale of 6,092,446 Class A ordinary shares on December 10, 2024, at an offering price of US$0.70 per Class A ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us, (xv) the issuance and sale of 3,910,696 pre-funded warrants on December 10, 2024, at an offering price of US$0.6994375 per pre-funded warrant, after deducting the placement agent fees and estimated offering expenses payable by us, (xvi) the issuance of 3,910,696 Class A ordinary shares on December 10, 2024, at an exercise price of US$0.0005625 per Class A ordinary share, upon exercise of pre-funded warrants issued on December 10, 2024, (xvii) the issuance and sale of 10,000 Class C ordinary shares to ZX INTERNATIONAL LTD, a company controlled by Mr. Xi Zeng on December 12, 2024, at a per share purchase price of US$0.88, (xviii) the issuance of the Notes and Class A ordinary shares issuable from time to time upon conversion under the Notes, pursuant to this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us, and (xix) the issuance and sale of 164,610 Class A ordinary shares as commitment shares for the issuance of the Notes, pursuant to this prospectus supplement, after deducting the placement agent fees and estimated offering expenses payable by us.	US$	1.5161
Net dilution per Class A ordinary share to the new investors in this offering	US$	3.3680

We estimate that the net proceeds from this offering will be approximately US$3.86 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

The calculations above have excluded:

●	shares issuable upon exercise of the regular warrants issued on July 19, 2023,

●	shares issued or issuable under our share incentive plans after June 30, 2024, and

●	shares issuable upon conversion of the Notes issued in this offering.

To the extent that outstanding options are exercised and the restricted shares are vested, or if Class A ordinary shares are issued upon exercise of the regular warrants or upon conversion of the Notes, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, our shareholders will experience further dilution.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Related to Dividend Distribution” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” starting on page S-28 of this prospectus supplement.

Senior 5% Original Issue Discount Convertible Promissory Notes

We are offering US$5,000,000 (the “Principal Amount”) senior 5% original issue discount convertible promissory notes (the “Notes”) that are convertible into our Class A ordinary shares. These Notes are being issued pursuant to this prospectus supplement and a securities purchase agreement, dated February 10, 2025, between us and the investors (the “Purchase Agreement”). This prospectus supplement also covers Class A ordinary shares issuable from time to time upon conversion under the Notes. Under the Purchase Agreement, the investors will receive additional commitment shares, calculated by dividing 2% of the Principal Amount of the Notes by the last sale price of our Class A ordinary shares on the trading day immediately prior to the closing date of the Purchase Agreement.

On February 10, 2025, we entered into the Purchase Agreement with certain investors, pursuant to which we agreed to issue to the investors the Notes in the Principal Amount of US$5,000,000. These Notes carry a 5% original issue discount, and have a term of nine months from the original issuance date. No interest accrues during the term of the Notes unless an event of default occurs, in which case interest will accrue at a rate of 15% per annum or, if less, the highest amount permitted by law (the “Default Interest”). Our obligations under these Notes rank senior to all other existing indebtedness and equity of our company, with the Notes issued under the Purchase Agreement treated equally.

Holders can convert their Notes into Class A ordinary shares by providing a conversion notice. The number of shares issuable upon conversion is calculated by dividing (i) the portion of the principal and any accrued interest the holder chooses to convert by (ii) the conversion price on the date of the conversion notice. The conversion price is the lower of (i) the fixed conversion price, set at 130% of the lowest daily VWAP on the trading day immediately before the closing date of the Purchase Agreement (the “Fixed Conversion Price”), and (ii) the alternative conversion price, set at 90% of the lowest daily VWAP over the ten trading days immediately before the date of the conversion notice.

Any fractional amounts resulting from these calculations will be rounded down to the nearest cent, and the conversion price cannot fall below the floor price, which is set at US$0.11 per share. If the conversion price is lower than the floor price at the time a conversion notice is received, shares will be issued based on the floor price, and we will need to compensate the holder for any economic difference. The difference is determined as (i) the number of shares that would have been delivered using the conversion price, minus (ii) the number of shares delivered using the floor price, multiplied by (iii) the daily VWAP of our shares on the date of the conversion notice.

The holder of each Note does not have the right to convert any portion of the Note if, upon conversion, the holder and any other attribution parties would collectively beneficially own more than 4.99% (the “Maximum Percentage”) of our outstanding Class A ordinary shares immediately after giving effect to such conversion. The holder may increase or decrease the Maximum Percentage to any amount not exceeding 9.99% by providing us with written notice. However, (i) any increase in the Maximum Percentage will not take effect until the 61st day after such notice is delivered to our company, and (ii) any adjustment to the Maximum Percentage will apply only to the holder and the other attribution parties.

A conversion failure (the “Conversion Failure”) occurs if we fail to issue and deliver to the Note holder a certificate for the number of converted shares and register such shares on our share register, or if we do not credit the balance account of the Note holder (or its designee) with DTC for the number of converted shares, by the share delivery date, as the case may be. The Note holder may then demand repayment in cash, at an amount equal to the higher of (i) the Mandatory Default Amount (as defined below), or (ii) the number of shares that we are unable to issue multiplied by the higher of (x) the Fixed Conversion Price or (y) the VWAP as of the date of the conversion notice (the “Mandatory Prepayment Price”). The Mandatory Default Amount is defined under each Note as 115% of the sum of (i) the outstanding principal of the Note on the date on which the first event of default occurs plus (ii) any accrued and unpaid interest.

If we pay the holder the Mandatory Prepayment Price within two trading days of the Conversion Failure, any event of default that would have resulted from such Conversion Failure will be cured. Any Default Interest and Mandatory Default Amount will not apply, and the Liquidated Damages (as defined below) will cease to accrue effective at the time of such payment. Following the payment of the Mandatory Prepayment Price, and if we issue the converted shares within two trading days of the Conversion Failure, then the Buy-In Payment Amount (as defined below) will not apply; and if the shares are not issued within that timeframe, the Buy-In Payment Amount will apply. If we fail to pay the Mandatory Prepayment Price, an event of default under the Note is considered occurred, and all remedies and consequences provided in the Note will apply, including the Mandatory Default Amount, Default Interest, Buy-In Payment Amount, Liquidated Damages, requirement to issue the converted shares and requirement to pay the Mandatory Prepayment Price.

If a conversion failure results solely from an action or inaction of the transfer agent or another third party and not by us, such failure (the “Non-Company Failure”) is not considered a Conversion Failure as long as we have undertaken all efforts to cause the transfer agent or other third party to deliver the shares according to the terms of the Note. If we issue the converted shares within two trading days of such Non-Company Failure, no remedies will be available to the Note holder under each Note. If issuance does not occur within two trading days following such Non-Company Failure and the Buy-In Payment Amount (as defined below) is not triggered, we will not be required to pay such Buy-In Payment Amount. If issuance does not occur within two trading days following such Non-Company Failure and the Buy-In Payment Amount is triggered, we will be required to pay such Buy-In Payment Amount.

If, on or after the share delivery date, the Note holder acquires shares corresponding to all or any portion of the number of the shares issuable upon conversion that the holder is entitled to receive but has not received from us (a “Buy-In”), we need act within two trading days to either (i) pay cash to the Note holder equal to the holder’s total purchase price for the shares acquired (the “Buy-In Price”), in which case the obligation to deliver the original shares ceases, or (ii) promptly honor the obligation to issue and deliver to the holder a certificate representing such shares or credit the balance account of such holder (or its designee) with DTC for the number of converted shares, as the case may be, and pay cash equal to the excess of the Buy-In Price over the product of (x) such number of converted shares multiplied by (y) the lowest closing sale price of our shares on any trading day during the period commencing on the date of the conversion notice and ending on such issuance and payment date (the “Buy-In Payment Amount”).

For any Conversion Failure, we need to pay to the Note holder, in cash, as partial liquidated damages and not as a penalty, US$10 per trading day for each US$1,000 of the conversion amount (increasing to $20 per trading day after five trading days have passed since such damages have begun to accrue) until the converted shares are issued and delivered to the holder (the “Liquidated Damages”).

Upon the occurrence of an event of default as defined under the Notes that has not been remedied or waived within five trading days, we will need to immediately pay the Note holder the Mandatory Default Amount. If the Note is converted during an ongoing default, the holder can choose to convert the Mandatory Default Amount at the conversion price then in effect.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands company and our affairs are governed by our sixth amended and restated memorandum and articles of association, or our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below.

As of the effective date of our memorandum and articles of association, our authorized share capital is US$5,625,000 divided into 10,000,000,000 shares, comprising of (i) 5,000,000,000 Class A ordinary shares of a par value of US$0.0005625 each, (ii) 100,000 Class B ordinary shares of a par value of US$0.0005625 each, (iii) 200,000 Class C ordinary shares of a par value of US$0.0005625 each, and (iv) 4,999,700,000 shares of a par value of US$0.0005625 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of our memorandum and articles of association.

Our share capital consists of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares. Each Class A ordinary share shall entitle the holder thereof to one vote, each Class B ordinary share shall entitle the holder thereof to ten votes, and each Class C ordinary share shall entitle the holder thereof to 10,000 votes, on all matters subject to vote at general meetings of our company. Each Class B ordinary share and each Class C ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances.

The following are summaries of material provisions of our memorandum and articles of association as well as the Companies Act (As Revised) insofar as they relate to the material terms of our ordinary shares.

Transfers of Shares

Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof or a change of ultimate beneficial ownership of any Class B ordinary share to any person other than our founders or any of their respective affiliates controlled by one or more of them, each such Class B ordinary share shall be automatically and immediately converted into the same number of Class A ordinary shares.

Upon (i) any sale, transfer, assignment or disposition of Class C ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class C ordinary shares through a voting proxy or otherwise to any person that is not an affiliate of such holder, or (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class C ordinary shares that is an entity to any person other than an affiliate of such holder, (iii) Mr. Xi Zeng, our chairman of board of directors and chief executive officer, ceasing to be the ultimate beneficial owner of at least 80,698,283 Class A ordinary shares (on an as-if-converted basis) at any time, (iv) Mr. Xi Zeng being permanently unable to attend board meetings and manage the business affairs of our company as a result of incapacity solely due to his then physical and/or mental condition, Class C ordinary shares held by a holder thereof will be automatically and immediately converted into the same number of Class A ordinary shares. Except for voting and conversion rights, holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Ordinary Shares

General

Our ordinary shares are issued in registered form and are issued when registered in our Register of Members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our ordinary shares are divided into Class A ordinary shares, Class B ordinary shares and Class C ordinary shares. Holders of our Class A ordinary shares, Class B ordinary shares and Class C ordinary shares shall have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall, on a poll, entitle the holder thereof to one vote on all matters subject to vote at our general meetings, each Class B ordinary share shall, on a poll, entitle the holder thereof to ten votes on all matters subject to vote at our general meetings, and each Class C ordinary share shall entitle the holder thereof to 10,000 votes on matters subject to vote at general meetings of our company.

Conversion

Each Class B ordinary share or Class C ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares in any event.

Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person other than our founders or an affiliate controlled by one or more of our founders, or upon a change of ultimate beneficial ownership of any Class B ordinary shares to any person who is not one of our founders or an affiliate controlled by one or more of our founders, each such Class B ordinary share shall be automatically and immediately converted into one of Class A ordinary share.

Upon (i) any sale, transfer, assignment or disposition of Class C ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class C ordinary shares through a voting proxy or otherwise to any person that is not an affiliate of such holder, (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class C ordinary shares that is an entity to any person other than an affiliate of such holder, (iii) Mr. Xi Zeng, our chairman of board of directors and chief executive officer, ceasing to be the ultimate beneficial owner of at least 80,698,283 Class A ordinary shares (on an as-if-converted basis) at any time, or (iv) Mr. Xi Zeng being permanently unable to attend board meetings and manage the business affairs of our company as a result of incapacity solely due to his then physical and/or mental condition, Class C ordinary shares held by a holder thereof will be automatically and immediately converted into the same number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our memorandum and articles of association and the Companies Act. In addition, our shareholders may by an ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be paid either out of profits or out of share premium, provided that in no circumstances may a dividend be paid of this would result in our company being unable to pay its debts as they become due in the ordinary course of business.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted). The shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of our Class A ordinary shares, Class B ordinary shares and Class C ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall entitle the holder thereof to one vote, each Class B ordinary share shall entitle the holder thereof to ten votes, and each Class C ordinary share shall entitle the holder thereof to 10,000 votes, on all matters subject to a vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than ten percent (10%) of the votes attaching to the shares present in person or by proxy. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, which can be an annual general meeting or a special meeting of shareholders. A special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by rules of Nasdaq.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares that carry not less than one-third of the total number of votes attaching to all of our issued and outstanding shares entitled to vote at general meetings to require an extraordinary general meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of all votes attaching to all our shares in issue and entitled to vote present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least ten calendar days is required for the convening of any shareholders meetings.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid-up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require, is paid to the company thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board of directors may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as possible, the losses are borne by our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of a company’s profits or share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid-up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. In addition, we may only amend, alter, modify or change the rights, restrictions, preferences or privileges of Class C ordinary shares with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of any shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders).

Changes in Capital

Our shareholders may from time to time by ordinary resolutions:

●	increase the share capital by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our memorandum and articles of association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act, our shareholders may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is modeled after that of the English companies legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of shareholders or class of shareholders, as the case may be, or (b) a majority in number of representing 75% in value of creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the due majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction by way of a scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a minority shareholder may be permitted to commence a class action against or derivative actions in our name to challenge an act which:

●	is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

●	requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained; and

●	constitutes a “fraud on the majority,” where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company including a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of the board of directors at which such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class with the consent in writing of two-thirds of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Holders of our ordinary shares will have no general rights under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders).

Anti-takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Staggered Board of Directors

The Companies Act and our memorandum and articles of association do not contain provisions that require staggered board arrangements for a Cayman Islands company.

PLAN OF DISTRIBUTION

Securities Purchase Agreement with Certain Investors

We are offering US$5,000,000 senior 5% original issue discount convertible promissory notes (the “Notes”) that are convertible into our Class A ordinary shares. These Notes are being issued pursuant to this prospectus supplement and a securities purchase agreement, dated February 10, 2025, between us and the investors (the “Purchase Agreement”). This prospectus supplement also covers Class A ordinary shares issuable from time to time upon conversion under the Notes. Under the Purchase Agreement, the investors will receive additional commitment shares, calculated by dividing 2% of the Principal Amount of the Notes by the last sale price of our Class A ordinary shares on the trading day immediately prior to the closing date of the Purchase Agreement. We currently anticipate that the closing of this offering will take place on or about February 11, 2025. The total proceeds to us, before fees and expenses, will be approximately US$4,750,000.

Exclusive Placement Agent Agreement with MM Global Securities, Inc.

Pursuant to a placement agent agreement dated February 10, 2025, or the Placement Agreement, we have engaged MM Global Securities, Inc., or the Placement Agent, to act as our exclusive placement agent in connection with this offering pursuant to this prospectus supplement and the accompanying prospectus. Under the terms of the Placement Agreement, the Placement Agent has agreed to be our exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by us of the Notes, the Class A ordinary shares issuable from time to time upon conversion under the Notes, and the additional 164,610 commitment shares registered under this prospectus supplement and the accompanying prospectus. The Placement Agreement does not give rise to any commitment by the Placement Agent to purchase or to sell any of these securities, nor does it ensure the successful placement of any securities or guarantee that the Placement Agent will be able to raise new capital in any prospective offering.

The terms of this offering are subject to mutual agreement between us and the investors, and the Placement Agent has no authority to bind us by virtue of the Placement Agreement. We are entering into the Purchase Agreement directly with the investors in connection with this offering, and we will only sell to the investors in connection with the Purchase Agreement.

We have agreed to pay the Placement Agent a total cash placement fee equal to 8.5% of cash proceeds received by us from this offering. In addition, we have agreed to reimburse the Placement Agent for its legal expense in an amount of US$15,000, in connection with the placements pursuant to the Placement Agreement.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Electronic Distribution

In connection with the offering, the Placement Agent or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially our Class A ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of our Class A ordinary shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

TAXATION

The following summary of the material Cayman Islands, People’s Republic of China and U.S. federal income tax consequences of an investment in our Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

Although we are incorporated in the Cayman Islands, we may be treated as a PRC resident enterprise for PRC tax purposes under the Enterprise Income Tax Law. The Enterprise Income Tax Law provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC is treated as a PRC resident enterprise for PRC tax purposes. The implementing rules of the Enterprise Income Tax Law define the term “de facto management body” as the “body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise.” As of now, the PRC tax authorities have not made any determination on whether Fangdd Cayman or Fangdd Network Holding Ltd. should be considered a PRC resident enterprise for PRC tax purposes. If Fangdd Cayman were to be considered a PRC resident enterprise, any gain realized on the sale or other disposition of ordinary shares by investors that are non-PRC enterprises and any interest or dividends payable by us to such investors is subject to PRC income tax at a rate of 10% (in each case, subject to the provisions of any applicable tax treaty). In case of investors that are non-PRC individuals, the applicable PRC income tax rate is 20% (in each case, subject to the provisions of any applicable tax treaty). See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

U.S. Federal Income Taxation

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of ordinary shares by a U.S. Holder (as defined below) that holds ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, special tax accounting rules under Section 451(b) of the Code, or any state, local or non-U.S. tax considerations relating to the ownership or disposition of ordinary shares. The following summary also does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	dealers or traders that elect to use a mark-to-market method of tax accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	governmental organizations;

●	investors who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	investors that actually or constructively own 10% or more of our stock (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities,

●	all of whom may be subject to tax rules that differ significantly from those discussed below.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO ITS PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and their partners are urged to consult their tax advisors regarding an investment in ordinary shares.

Dividends

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, distributions paid on ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at reduced rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of these reduced tax rates in their particular circumstances.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on ordinary shares. See “Item 10. Additional Information—Taxation—People’s Republic of China Taxation” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. For U.S. federal income tax purposes, the amount of the dividend income will include amounts withheld in respect of PRC withholding tax, if any. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

Subject to the discussion under “—Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if ordinary shares have been held for more than one year. The deductibility of a capital loss is subject to limitations.

Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. In such event, if PRC tax were to be imposed on any gain from the disposition of ordinary shares, a U.S. Holder that is eligible for the benefits of the United States-PRC income tax treaty may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the United States-PRC income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

A non-United States corporation, such as our company, will be classified as a PFIC if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a weighted quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (including cash). Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. For purposes of these rules, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Based upon the nature of our business, the composition of our income and assets and the value of our assets, including goodwill (which is based on the market price of Class A ordinary shares), we believe we were not a PFIC for 2023. However, our PFIC status for any taxable year is a factual determination that can be made only after the end of such year, and will depend on the composition of our income and assets and the value of our assets for such year. Moreover, because we hold, and may continue to hold, a significant amount of cash, our PFIC status for any taxable year may depend on the value of our goodwill which may be determined, in part, by reference to the market price of Class A ordinary shares, which may change from time to time. In addition, it is not entirely clear how the contractual arrangements between us and the VIE will be treated for purposes of the PFIC rules. If it were determined that we are not the owner of the stock of the VIE for U.S. federal income tax purposes, we could be treated as a PFIC. In light of the foregoing, there can be no assurance that we were not, or will not be, a PFIC for any taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we were a PFIC for 2023 or for any other taxable year during which a U.S. Holder holds ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares and any of our subsidiaries, the VIE, or any of the subsidiaries of the VIE is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, the VIE or any of the subsidiaries of the VIE.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to ordinary shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of ordinary shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market as defined in applicable United States Treasury regulations. Ordinary shares will be treated as “regularly traded” for any calendar year in which more than a de minimis quantity of ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Capital Market, where our ordinary shares are listed, is a qualified exchange for this purpose.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621 or such other form as is required by the United States Treasury Department. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we were, are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of ordinary shares, unless ordinary shares are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to ordinary shares.

LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our Class A ordinary shares offered in this offering and certain other legal matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by SUNDIAL Law Firm. Cooley LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and SUNDIAL Law Firm with respect to matters governed by PRC law. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fangdd Network Group Ltd. as of December 31, 2022 and 2023, and for each of the years ended December 31, 2021, 2022 and 2023, have been incorporated by reference herein in reliance upon the report of Audit Alliance LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The office of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 (File No. 333-267397) that we filed with the SEC, and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and accompanying prospectus or incorporated by reference herein or therein. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the informational and reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a corporate website at https://ir.fangdd.com/. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus, or any documents incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file with the SEC after the date of this prospectus supplement and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

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●	our annual report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2023, filed with the SEC on April 19, 2024 and September 13, 2024;

●	our current reports on Form 6-K furnished to the SEC on June 13, 2024, July 11, 2024, September 18, 2024, September 27, 2024, September 30, 2024, October 1, 2024, October 7, 2024, October 10, 2024, October 11, 2024, November 8, 2024, December 10, 2024, and December 12, 2024; and

●	the description of the securities contained in our registration statement on Amendment No. 1 to Form 8-A12B filed with the SEC on September 30, 2024, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Fangdd Network Group Ltd.

Room 1501, Shangmei Technology Building

No. 15 Dachong Road

Nanshan District, Shenzhen, 518072

People’s Republic of China

+86 755 2699 8968

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference herein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

Fangdd Network Group Ltd.

$300,000,000
Class A Ordinary Shares
Preferred shares
Debt Securities
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time up to US$300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, including in the form of American Depositary Shares, or ADSs, preferred shares, debt securities, warrants to purchase Class A ordinary shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents 375 Class A ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ADSs, Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, sell the securities, including Class A ordinary shares in the form of ADSs, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.

Our ADSs representing our Class A ordinary shares are listed on the Nasdaq Global Market under the symbol “DUO.” On September 12, 2022, the closing price of our ADSs on the Nasdaq Global Market was US$1.42 per ADS.

As of August 2, 2022, the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$12.5 million, which was calculated based on 1,378,037,393 Class A ordinary shares issued and outstanding held by non-affiliates and a per ADS price of US$3.40 as reported on the Nasdaq Global Market on such date. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 13, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Fangdd Network Group Ltd., or Fangdd Cayman, is a Cayman Islands holding company with operations primarily conducted by its subsidiaries and a variable interest entity, or the VIE, and the VIE’s subsidiaries. Holders of the ADSs are not holding equity interest in the VIE or its subsidiaries, but instead are holding equity interest in Fangdd Cayman. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where PRC law prohibits direct foreign investment in the operating companies in China. PRC laws and regulations restrict and impose conditions on foreign investment in the business involving value-added telecommunications service (except for e-commerce, domestic conferencing, store-and-forward, and call center services), including internet real estate services. Accordingly, these businesses are operated by the VIE and the VIE’s subsidiaries in China. Neither Fangdd Cayman nor its subsidiaries own any equity interest or direct foreign investment in the VIE, Shenzhen Fangdd Network Technology Co., Ltd., or Fangdd Network, and the VIE’s subsidiaries. Instead, Fangdd Cayman relies on contractual arrangements among its wholly owned PRC subsidiary, the VIE and the VIE’s nominee shareholders, or Fangdd Network VIE Agreements, which allow Fangdd Cayman to (i) direct the activities of the VIE and the VIE’s subsidiaries that most significantly impact the economic performance of the VIE and the VIE’s subsidiaries; (ii) receive substantially all of the economic benefits of the VIE and the VIE’s subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. As a result of the Fangdd Network VIE Agreements, Fangdd Cayman is considered the primary beneficiary of the VIE and the VIE’s subsidiary for accounting purposes and is able to consolidate the financial results of the VIE and VIE’s subsidiaries in the consolidated financial statements in accordance with U.S. GAAP. For a detailed description of these contractual arrangements, see “Prospectus Summary — Contractual Arrangements with the VIE and Its Shareholders.” As a result, investors in ADSs are not purchasing equity interest in the VIE or its subsidiaries but instead are purchasing equity interest in Fangdd Cayman, a Cayman Islands holding company, whose consolidated financial results include those of the VIE and its subsidiaries under U.S. GAAP. More specifically, investors in the ADSs or our Class A ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE and its subsidiaries in China and would merely have a contractual relationship with the operating entities in China. As used in this prospectus, “Fangdd Cayman” refers to Fangdd Network Group Ltd., and “we,” “us,” “our company,” or “our” refers to Fangdd Network Group Ltd. and its subsidiaries, and, when describing our consolidated financial information, also includes the VIE and its subsidiaries.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. These contractual arrangements have not been tested in a court of law in the PRC. If the PRC government finds that the Fangdd Network VIE Agreements do not comply with PRC laws and regulations, or if existing regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE and its subsidiaries. This would result in the VIE and its subsidiaries being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE. A significant part of our revenue is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material adverse effect on our operations and result in the ADSs diminishing substantially in value or even becoming worthless. There are substantial uncertainties about potential future actions by the PRC government that could affect the enforceability of the Fangdd Network VIE Agreements and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, see risks disclosed under “Risk Factors — Risks Related to Our Corporate Structure.”

We and the VIE face various legal and operational risks and uncertainties related to doing business in China, including complex and evolving PRC laws and regulations. For example, we and the VIE face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board, or PCAOB, on our independent registered public accounting firm, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless. Recently, the PRC government initiated a series of regulatory actions and released guidelines to regulate business operations in China with little advance notice, including those related to data security or anti-monopoly concerns, which may have an impact on our ability to conduct certain business in China, accept foreign investments, or list on a U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”

Under our current corporate structure, we may rely on dividend payments from our subsidiaries, to fund any cash and financing requirements we may have. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIE to make payments to us may restrict our ability to satisfy our liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash in the business is in the PRC or a PRC entity, and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed by the government. For more details, see “Our Company — Restrictions and Limitations on Transfer of Cash.” For more details, see “Item 3. Key Information — A. [Reserved] — Transfer of Cash through Our Organization,” “Item 3. Key Information — A. [Reserved] — Impact of Taxation on Dividends or Distributions,” and “Item 3. Key Information—A. [Reserved]— Restrictions and Limitations on Transfer of Capital” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Furthermore, our securities will be prohibited from trading if our auditor cannot be fully inspected by the PCAOB for three consecutive years, pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act. On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCA Act. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong without the approval of the Chinese authorities. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in mainland China and could not be inspected by the PCAOB. See https://www.sec.gov/hfcaa. Pursuant to the HFCA Act, our securities will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States in 2024 if our auditor cannot be fully inspected by the PCAOB for three consecutive years, or in 2023 if the Accelerating Holding Foreign Companies Accountable Act passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, which would reduce the time period under the HFCA Act to two consecutive years. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong. We have engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB, as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and our current auditor can be inspected under the PCAOB requirements. However, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely for three consecutive years, investors would be deprived of the benefits of such inspection and our securities will be prohibited from trading pursuant to the HFCA Act. The termination in or any restriction on the trading of our securities will significantly limit or completely hinder our ability to offer securities to investors or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the HFCA Act, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.” For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. We may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All references to “we,” “us,” “our,” or similar terms used in this prospectus refer to Fangdd Network Group Ltd., a Cayman Islands holding company, and its subsidiaries, and when describing our consolidated financial information, also includes the VIE and its subsidiaries.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “US$” or “U.S. dollars” refers to the legal currency of the United States.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at the exchange rate of RMB6.3726 to US$1.00, the exchange rate in effect as of December 30, 2021 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. On September 9, 2022, the noon buying rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System was RMB6.9240 to US$1.00.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

We are a leading PropTech company in China, focusing on providing real estate transaction digitalization services. We operate a real estate-focused online marketplace for real estate transactions and related services in China. Our marketplace connects real estate sellers, agents, buyers, financial institutions and other service providers as part of a vibrant ecosystem and a self-reinforcing network. We provide all participants with one-stop digital real estate transaction services and seamless transaction experience through our extensive and verified listings, SaaS solutions and intelligent matching algorithms.

We started by providing agencies and agents with innovative products and solutions to improve the way they conduct business and manage their day-to-day operations, making them increasingly reliant on our tools and services. This enables us to build a huge agent network, thereby accumulating the service resources of real estate transactions on our marketplace. As of December 31, 2021, we had over 378 thousand active agents on our marketplace. By providing real estate sellers with innovative and diversified digital marketing solutions as well as access to our extensive agent network, we help real estate sellers to move their traditional offline business online and improve transaction efficiency, thereby gathering the property resources of real estate transactions on our marketplace. In 2021, there were 3,118 new property projects on our marketplace. In addition, we continue to attract real estate buyers and other participants to our marketplace by leveraging the service resources and property resources we have and continually improve the efficiency of transactions on our marketplace with unique market insights, underpinned by our proprietary artificial intelligence, or AI, algorithms and data.

Our products and SaaS solutions help simplifies the traditionally cumbersome processes in real estate transactions and allow marketplace participants to effectively carry out their businesses. By improving the transparency and efficiency of the real estate transaction, we bring a better experience for all parties involved in the real estate transaction process, including real estate sellers, agents and real estate buyers. Our marketplace maintained a verified and continuously updated database that covers 157 million properties in China as of December 31, 2021.

Our primary sources of revenue are (i) property transaction services and (ii) innovation initiatives and other value-added services. For property transaction services, we earn base commission revenue by charging commission fees when real estate buyers and sellers close transactions through the marketplace. Our innovation initiatives and other value-added services include SaaS solutions and other value-added services which are provided based on our deep understanding of marketplace participants’ problems and needs, such as financial services, to help enhance user transaction experience. For our SaaS solutions, we charge marketplace participants software subscription fees.

Our Corporate Structure and Operation in China

Fangdd Network Group Ltd., or Fangdd Cayman, is a Cayman Islands holding company with no material operations of its own. We conduct our operations in China primarily through our PRC subsidiary Shenzhen Fangdd Information Technology Co. Ltd, or Shenzhen Fangdd or the WFOE, the VIE Shenzhen Fangdd Network Technology Co., Ltd., or Fangdd Network or the VIE, and the VIE’s subsidiaries. Foreign investment in the business involving value-added telecommunications service (except for e-commerce, domestic conferencing, store-and-forward, and call center services), including internet real estate services, is subject to significant restrictions under current PRC laws, rules and regulations. Accordingly, these businesses are operated by the VIE and the VIE’s subsidiaries. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in Fangdd Cayman, a Cayman Islands holding company.

The following chart illustrates our corporate structure as of the date of this prospectus.

Notes:

(1)	Shareholders of Fangdd Network are Yi Duan, Jiancheng Li, Xi Zeng, Wei Zhang, Li Zhou, Jingjing Huang, Jiaorong Pan, Wentao Bai and Ying Lu, holding 31.95%, 19.75%, 16.87%, 9.0%, 8.87%, 8.0%, 2.66%, 2.0% and 0.9%, respectively, of the equity interest in Fangdd Network. Yi Duan is our director. Xi Zeng is our chairman of board of directors and chief executive officer. Jiaorong Pan is our director and chief operating officer.

(2)	As of the date of this prospectus, Fangdd Network had 12 wholly owned subsidiaries.

Contractual Arrangements with the VIE and Its Shareholders

Neither we nor our subsidiaries own any equity interest in the VIE. The equity interest of the VIE is legally held by individuals who act as nominee shareholders of the VIE on behalf of the WFOE. A series of contractual arrangements were entered into between the WFOE, the VIE and the VIE’s shareholders, which we refer to as the Fangdd Network VIE Agreements. The Fangdd Network VIE Agreements were originally entered into in March 2014 and subsequently amended to include registration of the Equity Interest Pledge Agreements with the relevant registration authority and amended when three nominee shareholders transferred equity interests in Fangdd Network to other nominee shareholders in 2017. The Fangdd Network VIE Agreements allow the WFOE to (i) direct the activities of the VIE and the VIE’s subsidiaries that most significantly impact the economic performance of the VIE and the VIE’s subsidiaries; (ii) receive substantially all of the economic benefits of the VIE and the VIE’s subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. As a result of the Fangdd Network VIE Agreements, we are the primary beneficiary of the VIE for accounting purposes and treat it as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The Fangdd Network VIE Agreements include Business Operation Agreement, Powers of Attorney, Equity Interest Pledge Agreements, Option Agreements, Operation Maintenance Service Agreement and Technology Development and Application Service Agreement. The following is a summary of the Fangdd Network VIE Agreements.

●	Business Operation Agreement. Pursuant to the business operation agreement, Fangdd Network and its shareholders undertake that without the Shenzhen Fangdd’s prior written consent, Fangdd Network shall not (i) enter into any transactions that may have material effects on Fangdd Network’s assets, obligations, rights or business operations, (ii) sell, transfer, pledge or otherwise dispose of any rights associated with their equity interests in Fangdd Network, (iii) approve any merger or acquisition of Fangdd Network, (iv) take any actions that may have a material adverse effect on Fangdd Network’s assets, businesses and liabilities, or sell, transfer, pledge or otherwise dispose or impose other encumbrances of any assets, businesses or income of Fangdd Network, (v) request Fangdd Network to declare dividend or make other distribution, (vi) amend Fangdd Network’s articles of association and (vii) increase, decrease or otherwise change Fangdd Network’s registered capital. Shenzhen Fangdd may request Fangdd Network to transfer at any time all the intellectual property rights held by Fangdd Network to Shenzhen Fangdd or any person designated by the Shenzhen Fangdd. Fangdd Network and certain of its shareholders, including Yi Duan, Jiancheng Li and Xi Zeng, shall be jointly and severally responsible for the performance of their obligations under this agreement.

●	Powers of Attorney. Each shareholder of Fangdd Network has issued a power of attorney, irrevocably appointing Mr. Jiancheng Li, the director of Shenzhen Fangdd, or any person designated by Shenzhen Fangdd, as such shareholder’s attorney-in-fact to exercise all shareholder rights.

●	Equity Interest Pledge Agreements. Pursuant to the equity interest pledge agreements, Fangdd Network’s shareholders have pledged all of his or her equity interest in Fangdd Network to Shenzhen Fangdd to guarantee the performance by Fangdd Network and its shareholders of their obligations under the master agreements, which include technology development and application service agreement, the operation maintenance service agreement, the business operation agreement and the option agreements.

●	Option Agreements. Pursuant to the option agreements, Fangdd Network’s shareholder has irrevocably granted Shenzhen Fangdd an exclusive option, to the extent permitted by PRC law, to purchase, or have its designated person or persons to purchase, at its discretion all or part of the shareholder’s equity interests in Fangdd Network or all or part of Fangdd Network’s assets.

●	Operation Maintenance Service Agreement. Pursuant to the operation maintenance service agreement, Shenzhen Fangdd has the exclusive right to provide Fangdd Network with operation maintenance services and marketing services.

●	Technology Development and Application Service Agreement. Pursuant to the technology development and application service agreement, Shenzhen Fangdd has the exclusive right to provide Fangdd Network with technology development and application services.

For a summary of the material provisions of the Fangdd Network VIE Agreements, please refer to “Item 4. Information on the Company — C. Organizational Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The contractual arrangements may not be as effective as direct ownership in providing us with control over Fangdd Network, and we may incur substantial costs to enforce the terms of the arrangements. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws, rules or regulations related to VIE structures will be adopted or if adopted, what effect they may have on our corporate structure. If, as a result of such contractual arrangements, we or Fangdd Network is found to be in violation of any existing or future PRC laws or regulations, or such contractual arrangement is determined as illegal and invalid by the PRC court, arbitral tribunal or regulatory authorities, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our Corporate Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Change in Registrant’s Certifying Accountant

KPMG Huazhen LLP, or KPMG, was previously the principal accountants for us. On July 25, 2022, KPMG was dismissed. On July 29, 2022, Audit Alliance LLP, or Audit Alliance, was engaged as our principal accountants. The decision to change accountants was approved by our audit committee of the board of directors.

During the two fiscal years ended December 31, 2021, and the subsequent interim period through July 25, 2022, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised us of the following material weakness:

As of December 31, 2020 and 2021, we did not maintain effective internal control over financial reporting due to one material weakness identified relating to the lack of sufficient financial reporting and accounting personnel with appropriate understanding of U.S. GAAP to implement formal period-end financial reporting policies and procedures, to address complex U.S. GAAP technical accounting issues, and to prepare and review our consolidated financial statements and related disclosures in accordance with U.S. GAAP and financial reporting requirements set forth by the U.S. Securities and Exchange Commission.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2021 and 2020, contained a separate paragraph stating that “the Company has suffered recurring losses from operations and a significant decline in revenue during the year ended December 31, 2021, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form F-3.

During our two most recent fiscal years and through the subsequent interim period on or prior to July 25, 2022, neither we nor anyone on our behalf has consulted with Audit Alliance on either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Audit Alliance that Audit Alliance concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement, as that term is defined in Item 16F(a)(1)(iv) of Form 20-F (and the related instructions thereto) or a reportable event as set forth in Item 16F(a)(1)(v) of Form 20-F.

The Holding Foreign Companies Accountable Act

Our securities will be prohibited from trading if our auditor cannot be fully inspected by the PCAOB for three consecutive years, pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act. On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCA Act. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong without the approval of the Chinese authorities. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in mainland China and could not be inspected by the PCAOB. See https://www.sec.gov/hfcaa.

Pursuant to the HFCA Act, our securities will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States in 2024 if our auditor cannot be fully inspected by the PCAOB for three consecutive years, or in 2023 if the Accelerating Holding Foreign Companies Accountable Act passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, which would reduce the time period under the HFCA Act to two consecutive years. On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022, which includes the exact same amendment as the Accelerating Holding Foreign Companies Accountable Act passed by the U.S. Senate. The America Competes Act, however, includes a broader range of legislation not related to the HFCA Act in response to the U.S. Innovation and Competition Act passed by the U.S. Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these bills to align the legislation and pass their amended bills before the U.S. President can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendments into law, or at all. In the case that the bill becomes the law, it will reduce the time period before our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or CSRC, and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong.

We have engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB, as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and our current auditor can be inspected under the PCAOB requirements. However, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely for three consecutive years, investors would be deprived of the benefits of such inspection and our securities will be prohibited from trading pursuant to the HFCA Act. The termination in or any restriction on the trading of our securities will significantly limit or completely hinder our ability to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — Our ADSs will be prohibited from trading in the United States under the HFCA Act, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Permissions Required from the PRC Authorities for Our Operations and Issuance of Securities to Foreign Investors

We conduct our business primarily through the WFOE, the VIE and the VIE’s subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, the WFOE, the VIE and the VIE’s subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of the WFOE, the VIE and the VIE’s subsidiaries in China, including, among others, the Value-Added Telecommunication Business Operating License and the Certificate of Filing of Real Estate Brokerage Business. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks related to Our Business and Industry — If we fail to obtain or keep licenses, permits or approvals applicable to the various real estate services provided by us, we may incur significant financial penalties and other government sanctions” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by and/or foreign investments in China-based issuers. For example, on December 24, 2021, the CSRC published the draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and the draft of the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public consultation. These drafts stipulate that PRC domestic companies that seek to offer and list securities in overseas markets directly or indirectly shall complete the filing procedures with and report relevant information to the CSRC. Additionally, on December 28, 2021, the Cyberspace Administration of China, or the CAC, together with another twelve regulatory authorities jointly issued the Cybersecurity Review Measures, which came into effect on February 15, 2022. The Cybersecurity Review Measures required that, in addition to network products and services purchased by critical information infrastructure operators that affect or may affect national security, online platform operators are also subject to cybersecurity review if they carry out data processing activities that affect or may affect national security, and online platform operators listing in a foreign country with more than one million users’ personal information data must apply for a cybersecurity review with the Cybersecurity Review Office. For more detailed information, see “Risk Factors — Risks related to Doing Business in China — The approval and/or other requirements of the CSRC, CAC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval.”

In connection with our issuance of securities to investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we, our PRC subsidiaries, the VIE and the VIE’s subsidiaries, (i) are not required to obtain permissions or approvals from the CSRC, and (ii) are not required to go through cybersecurity review by the CAC because (i) the ownership structures of our PRC subsidiaries and VIE were not established through acquisition of equity interests or assets of any PRC domestic company by foreign entities as defined under the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investor, and (ii) the Cybersecurity Review Measures do not provide any explanation or interpretation of “affect or may affect national security.” In addition, we, our PRC subsidiaries, the VIE and the VIE’s subsidiaries have not been asked to obtain or denied such permissions by any PRC authority, nor have we received any inquiry, notice, warning or sanctions regarding our corporate structure and contractual arrangements from the CSRC, CAC or any other PRC governmental agency. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws. Accordingly, a PRC government agency may take a view that is contrary to the above conclusion.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Related to Our Business and Industry

●	We have a history of losses and negative cash flows from operating activities, and we may not achieve or maintain profitability in the future.

●	We may face financial risks as a result of increases in doubtful accounts.

●	We have a limited operating history, and we may not be able to effectively implement our business strategies.

●	Our business is susceptible to fluctuations in China’s real estate market, its overall economic growth and government measures aimed at China’s real estate industry.

●	The COVID-19 coronavirus has had and may continue to have adverse impact on our business, financial condition and prospects.

●	We may fail to compete effectively with existing and new industry players, which could significantly reduce our market share and materially and adversely affect our business, financial condition and results of operations.

●	If our marketplace is unable to offer comprehensive, authentic, accurate and up-to-date property listings, our business, financial condition and results of operations could be materially and adversely affected.

●	If we are unable to retain and attract real estate professionals or fail to continue to develop and promote our marketplace, service offerings and features, and develop the technologies that cater to their needs, our business and operating results would be harmed.

●	Our reliance on a limited number of property developers may materially and adversely affect us.

Risks Related to Our Corporate Structure

●	If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	We rely on contractual arrangements with the VIE and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

●	The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

●	Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

●	Our contractual arrangements with the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Risks Related to Doing Business in China

●	The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.

●	The approval and/or other requirements of the CSRC, CAC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval.

●	Changes in PRC government policies or political or social conditions could have a material adverse effect on the overall economic growth in China, which could adversely affect our business, financial condition and results of operations.

●	The Chinese economy differs from the economies of most developed countries in many respects, including a higher level of government involvement, the ongoing development of a market-oriented economy, a higher level of control over foreign exchange, and a less efficient allocation of resources.

●	The PRC legal system contains uncertainties, which could limit the legal protections available to you and us.

●	We may be deemed to operate a financing guarantee business by the PRC regulatory authorities.

●	Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax, which could materially and adversely affect the amount of dividends, if any, we may pay our shareholders.

●	If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected.

●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to make investments or acquisitions, pay dividends or otherwise fund our business.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

●	The audit report included in our most recent Annual Report on Form 20-F was prepared by our former auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, our investors are deprived of the benefits of such inspection.

●	Our ADSs will be prohibited from trading in the United States under the HFCA Act, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to The ADSs

●	The market price movement of the ADSs may be volatile.

●	We may be unable to comply with the applicable continued listing requirements of Nasdaq.

●	The sale or availability for sale of substantial amounts of the ADSs or ordinary shares could adversely affect their market price.

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

●	If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs for return on your investment.

Cash Flows Through Our Organization

Under our current corporate structure, we may rely on dividend payments from our subsidiaries, to fund any cash and financing requirements we may have. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIE to make payments to us may restrict our ability to satisfy our liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash in the business is in the PRC or a PRC entity, and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed by the government.

Transfer of Cash Through Our Organization

Fangdd Network Group Ltd. is a Cayman Islands holding company with no material operations of its own. We currently conduct our operations primarily through Fangdd Network, the VIE, and its subsidiaries. As of December 31, 2021, we had RMB516.2 million (US$81.0 million) in cash and cash equivalents and restricted cash and RMB6.2 million (US$1.0 million) in short-term investments that consisted of investments in wealth management products which are redeemable by us at any time. Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through our contractual arrangements with the VIE and its shareholders. The cash flows that have occurred between our holding company, its subsidiaries and the VIE are summarized as follows:

	For the Year Ended December 31,
	2019	2020	2021
	(in US$ millions)
Cash received by Fangdd Network Group Ltd. as equity investment	71.1	80.2	—
Cash paid by Fangdd Network Group Ltd. to Fangdd Network Holding Ltd. (Hong Kong) to invest in WFOE, Shenzhen Fangdd Information Technology Co., Ltd(1)	10.5	95.6	21.5
Cash paid by Fangdd Network Holding Ltd. (Hong Kong) to contribute to the payment to WFOE as paid-in capital	12.0	113.2	12.8
Cash paid by WFOE to VIE, Shenzhen Fangdd Network Technology Co., Ltd., through bank entrusted loan(2)	35.9	118.5	69.0

Notes:

(1)	Part of Fangdd Network Holding Ltd (Hong Kong)’s cash used to invest in Shenzhen Fangdd Information Technology Co., Ltd was from its bank balance of previous years’ equity financing before 2016;

(2)	Part of Shenzhen Fangdd Information Technology Co., Ltd’s cash used to loan to VIE was from its bank balance of previous years’ equity financing before 2016.

Pursuant to the operation maintenance service agreement, Shenzhen Fangdd has the exclusive right to provide Fangdd Network, the VIE, with operation maintenance services and marketing services. Fangdd Network agrees to pay service fees on an annual basis and at an amount determined by Shenzhen Fangdd after taking into account factors such as the labor cost, facility cost and marketing expenses incurred by Shenzhen Fangdd in providing the services. Pursuant to the technology development and application service agreement, Shenzhen Fangdd has the exclusive right to provide Fangdd Network with technology development and application services. Fangdd Network agrees to pay service fees on an annual basis and at an amount determined by Shenzhen Fangdd after taking into account multiple factors, such as the labor and time consumed for the provision of the service, the type and complexity of the services provided, the difficulties in providing the service, the commercial value of services provided and the market price of comparable services. Since Fangdd Network has incurred and accumulated losses historically, there was no service fee payable by Fangdd Network to Shenzhen Fangdd.

Restrictions and Limitations on Transfer of Capital

We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our businesses, including our subsidiaries and/or the consolidated VIE, to the parent company and U.S. investors as well as the ability to settle amounts owed under the Fangdd Network VIE Agreements.

Our offshore holding company is permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from our initial public offering to make loans or capital contribution to our PRC subsidiaries. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.”

Under our current corporate structure, Fangdd Cayman’s ability to pay dividends depends upon dividends paid by its Hong Kong subsidiary, which in turn depends on dividends paid by its PRC subsidiaries, which further depend on payments from the VIE under the Fangdd Network VIE Agreements.

●	Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through the Fangdd Network VIE Agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amounts owed by the VIE under the VIE agreements may be seriously hindered.

●	Our wholly owned subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIE and the VIE’s subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiary in China, the VIE and the VIE’s subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

●	In addition, if our wholly owned subsidiary incurs debt on its own behalf in the future, the instruments governing its debt may restrict its ability to pay dividends to us.

●	Remittance of dividends by our wholly owned subsidiary out of China is subject to examination by the banks designated by SAFE. Approvals by or registration with appropriate government authorities are required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, our PRC subsidiaries may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may affect the value of your investment” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

●	Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so any dividends our PRC subsidiaries pay to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiary in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from a reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

●	If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including our ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or Class A ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including our ADS holders, and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs or Class A ordinary shares.

Since Fangdd Network has incurred and accumulated losses historically, there was no service fee payable by Fangdd Network to Shenzhen Fangdd. As of the date of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, Shenzhen Fangdd has not made any dividend payments or distributions to us, and no dividends or distributions have been made by us. We intend to keep future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Taxation on Dividends or Distributions

Fangdd Network Group Ltd. is incorporated in the Cayman Islands and conducts business in China through its PRC subsidiaries and the VIE. Neither our subsidiaries nor the consolidated VIE has declared or paid any dividend or distribution to us. We have never declared or paid any dividend on our ordinary shares and we have no current intention to pay dividends to shareholders. We currently intend to retain all future earnings to finance our operations and to expand our business. Under the current laws of the Cayman Islands, Fangdd Network Group Ltd. is not subject to tax on income or capital gains. Upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed.

For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid in Mainland China and Hong Kong, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:

Hypothetical pre-tax earnings(1)	100.00
Tax on earnings at statutory rate of 25% at Shenzhen Fangdd level	(25.00)
Amount to be distributed as dividend from Shenzhen Fangdd to Hong Kong subsidiary(2)	75.00
Withholding tax at tax treaty rate of 5%	(3.75)
Amount to be distributed as dividend at Hong Kong subsidiary level and net distribution to Fangdd Network Group Ltd.	71.25

Notes:

(1)	For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount is assumed to equal Chinese taxable income.

(2)	China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a Foreign Invested Enterprise to its immediate holding company outside of Mainland China. A lower withholding income tax rate of 5% is applied if the Foreign Invested Enterprise’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with Mainland China, subject to a qualification review at the time of the distribution. There is no incremental tax at Hong Kong subsidiary level for any dividend distribution to Fangdd Network Group Ltd. If a 10% withholding income tax rate is imposed, the withholding tax will be 7.5 and the amount to be distributed as dividend at Hong Kong subsidiary level and net distribution to Fangdd Network Group Ltd. will be 67.5.

Corporate Information

Fangdd Cayman was incorporated in the Cayman Islands in September 2013. We conduct our operations in China primarily through our subsidiaries, the VIE and VIE’s subsidiaries. Our American depositary shares, or ADSs, each representing 375 Class A ordinary shares, par value US$0.0000001 per share, currently trade on the Nasdaq Global Market under the symbol “DUO.”

Our principal executive offices are located at Room 602, Unit B4, Kexing Science Park, 15 Keyuan Road, Technology Park, Nanshan District, Shenzhen, People’s Republic of China. Our telephone number at this address is +86 755 2699 8968. Our registered office is situated at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Additional information about our company is included in the documents incorporated by reference in this prospectus, including our Annual Report on Form 20-F for our fiscal year ended December 31, 2021 filed with the SEC on April 22, 2022. See “Incorporation of Documents by Reference” in this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Corporate Structure

If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership in the business involving value-added telecommunications service (except for e-commerce, domestic conferencing, store-and-forward, and call center services), including internet real estate services, is subject to significant restrictions under current PRC laws, rules and regulations. Our holding company is a Cayman Islands company, and one of its wholly owned subsidiaries in PRC, Shenzhen Fangdd, which we refer to as our WFOE, is considered a foreign-invested enterprise. Since our business involves provision of the value-added telecommunications service, we conduct our business in China, including our online business for primary and resale properties transaction services, our rental services, and other services, primarily through Fangdd Network, and its subsidiaries. We have gained control over Fangdd Network through a series of contractual arrangements by and between our WFOE, Fangdd Network and its shareholders, and we refer to Fangdd Network as our variable interest entity, or the VIE. The VIE and its subsidiaries have the licenses, approvals or fillings with relevant authorities that are essential for our business operations.

We have entered into, through our WFOE, a series of contractual arrangements with the VIE and its shareholders. These contractual arrangements enable us to (i) direct the activities that most significantly affect the economic performance of the VIE and its subsidiaries; (ii) receive substantially all of the economic benefits from the VIE and its subsidiaries in consideration for the services provided by the WFOE; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE or to all or part of the assets of the VIE, when and to the extent permitted by PRC law, or request any existing shareholder of the VIE to transfer all or part of the equity interest in the VIE to another PRC person or entity designated by us at any time in our discretion.

These agreements make us their “primary beneficiary” for accounting purposes under U.S. GAAP. For descriptions of these contractual arrangements, see “Item 4. Information on the Company —  C. Organizational Structure — Contractual Agreements with the VIE and its Shareholders” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among the WFOE, the consolidated VIE and the VIE’s shareholders is valid, binding and enforceable in accordance with its terms. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the Foreign Investment Law (2019), Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules and the Telecommunications Regulations and the relevant regulatory measures concerning the telecommunications industry. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. There can be no assurance that the PRC government authorities, such as the Ministry of Commerce, or the MOFCOM, the MIIT, or other authorities that regulate our business and other participants in the telecommunications industry, would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. As of the date of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, based on the opinion of our PRC legal counsel, we believe that the WFOE and the VIE are not subject to permission requirements from the CSRC, CAC, nor any other entity to approve these contractual arrangements. However, PRC laws and regulations governing the approval of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. Accordingly, the PRC regulatory authorities may take a view that is contrary to the view of our PRC counsel. There can be no assurance that the PRC government authorities such as the Ministry of Commerce, or the MOFCOM, the MIIT, or other authorities that regulate our business and other participants in the telecommunications industry, would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the approval of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. As of the date of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure and contractual arrangements from the CSRC, CAC or any other PRC government authorities. If we inadvertently conclude that approvals are not required, or if these regulations change or are interpreted differently and we are required to obtain approval in the future, our shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of the VIE and its subsidiaries that conduct all or substantially all of our operations. If the PRC government determines that these contractual arrangements do not comply with its restrictions on foreign investment in the internet business, if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, or if the PRC government otherwise finds that we, the VIE, or any of its subsidiaries is in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including but not limited to the MIIT, which regulates internet information service companies, would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	discontinuing or restricting our operations;

●	imposing fines or confiscating any of our income that they deem to have been obtained through illegal operations;

●	requiring us and our affiliates to restructure the relevant ownership structure or operations;

●	placing restrictions on our right to collect revenues;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance the business and operations of the VIE; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

The imposition of any of these penalties could have a material and adverse effect on our business, financial condition and results of operations. If any of these penalties results in our inability to direct the activities of the VIE that most significantly impact its economic performance, and/or our failure to receive the economic benefits from the VIE, we may not be able to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. In addition, our shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of the VIE and its subsidiaries that conduct all or substantially all of our operations.

We rely on contractual arrangements with the VIE and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

Since the applicable PRC laws, rules and regulations restrict foreign ownership in the value-added telecommunications services, we conduct our online real estate service and derive related revenues through the contractual arrangements with the VIE. We rely on contractual arrangements with the VIE and its shareholders for our business operations, and these contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. We rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of us or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE. As we have no direct or indirect ownership interest in the VIE, these contractual arrangements, including the voting proxies granted to us, may not be as effective in providing us with control over these companies as direct or indirect ownership. If we were the controlling shareholder of the VIE with direct or indirect ownership, we would be able to exercise our rights as shareholders to effect changes in the board of directors, which in turn could effect change, subject to any applicable fiduciary obligations, at the management level. Since we control the VIE through contractual arrangements, if the VIE or its shareholders fail to perform their obligations under these contractual arrangements, we may be forced to (i) incur substantial costs and resources to enforce such arrangements, including the voting proxies, and (ii) rely on legal remedies available under PRC law, including exercising our call option right over the equity interests in the VIE or the assets of the VIE, seeking specific performance or injunctive relief, and claiming monetary damages. See “— Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, our business, financial condition and results of operations could be materially and adversely affected.

The equity and asset transfer and foreclosure of pledge in accordance with our contractual arrangements shall be subject to procedures required by relevant PRC authorities. In addition, the equity and asset transfer price may be subject to review and tax adjustment by the relevant tax authority.

Risks Related to Doing Business in China

The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.

We conduct our business in China primarily through our PRC subsidiaries and the VIE. Our operations in China are governed by PRC laws and regulations. The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ADSs. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our and the VIE’s business, or the enforcement and performance of our contractual arrangements with the VIE. These laws and regulations may be subject to change, the enforcement of laws and regulations in China could be uncertain and the rules and policies in China may change quickly with little advance notice, which could result in a material adverse change in our operations and the value of our ADSs. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Due to the uncertainty and complexity of the regulatory environment, we cannot assure you that we and the VIE would always be in full compliance with applicable laws and regulations, the violation of which may have an adverse effect on our and the VIE’s business and our reputation. Also, the PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause our securities to significantly decline in value or become worthless. Therefore, investors of our company face potential uncertainty from actions taken by the PRC government affecting our business.

The approval and/or other requirements of the CSRC, CAC or other PRC governmental authorities may be required in connection with our offshore offerings under PRC law and if required, we cannot predict whether or how soon we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, among other things, requires offshore special purpose vehicles, or SPVs, formed for the purpose of an overseas listing and controlled by PRC companies or individuals, to obtain the CSRC approval prior to listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear.

Our PRC legal counsel has advised us that, based on their understanding of the current PRC laws, the CSRC approval is not required under the M&A Rules in the context of this offering because the ownership structures of our PRC subsidiaries and VIE were not established through acquisition of equity interests or assets of any PRC domestic company by foreign entities as defined under the M&A Rules. However, we have been advised by our PRC legal counsel that there are uncertainties regarding the interpretation and application of the PRC law, and there can be no assurance that the PRC government will ultimately take a view that is not contrary to the above opinion of our PRC legal counsel. If it is determined that the CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering.

Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us.

The draft Regulations for the Administration of Cyber Data Security, or the Draft Data Security Regulations, published by the CAC on November 14, 2021 for public comments until December 13, 2021 require that a data processor who processes personal information of more than 1 million individuals shall (i) go through the cybersecurity review if it intends to be listed in a foreign country; (ii) report to the local CAC within 15 working days once identifying any important data. Where data processors conduct merger, reorganization separation, or otherwise, the data recipient shall continue to perform its data security protection obligations, and the data processor shall report to the local competent department if personal information of more than one million people is involved. The Draft Data Security Regulations also require a data processor processing important data or being listed outside China shall carry out data security assessment annually by itself or through a third-party data security service provider and submit assessment report to local agency of the CAC. As no detailed rules or implementation of the Draft Data Security Regulations have been issued, the CAC and the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these regulations. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. If the enacted version of the Draft Data Security Regulations requires any clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. On December 24, 2021, the Chinese Securities Regulatory Commission, or the CSRC, published the draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and the draft of the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public consultation. Pursuant to such draft rules, domestic companies directly or indirectly offer securities or list on overseas markets, including (i) Chinese companies limited by shares and (ii) overseas enterprises with business mainly conducted in China and intends to use its domestic equity, assets or similar interests to offer securities or list on overseas markets, shall submit filing materials to CSRC within three working days after the submission of the application documents for an initial public offering overseas. For issuance of listed securities overseas after listings on the overseas market, filing materials should be submitted to CSRC within three working days after the completion of the issuance. Failure to complete the filing required by the CSRC may expose the domestic company to a warning or a fine of RMB1 million to RMB10 million. For serious cases, the domestic company may be ordered to suspend the relevant business, cease operation for rectification or revoke relevant business permits or licenses. However, uncertainty remains as to the final form of these regulations and their interpretation and implementation upon promulgation. On December 28, 2021, the CAC and 12 other regulatory authorities jointly issued the Cybersecurity Review Measures. The Cybersecurity Review Measures provides, among others, (i) the purchase of cyber products and services by critical information infrastructure operators that affects or may affect national security and the data processing activities engage in by network platform operators that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office, the department which is responsible for the implementation of cybersecurity review under the CAC; and (ii) the network platform operators with personal information data of more than one million users that seek for listing in a foreign country are obliged to apply for a cybersecurity review by the Cybersecurity Review Office. However, the Cybersecurity Review Measures do not provide any explanation or interpretation of “affect or may affect national security”, and Chinese government may have broad discretion in interpreting and enforcing these laws and regulations. We cannot predict the impact of the Cybersecurity Review Measures, if any, at this stage, and we will closely monitor and assess the statutory developments in this regard. On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, or the Data Export Measures, which will become effective on September 1, 2022. The Data Export Measures require that any data processor who exports data shall apply for a security assessment by the CAC through local agency of the CAC, in the case of the occurrence of the following circumstances: (i) important data will be provided overseas by any data processor; (ii) personal information will be provided overseas by any operator of critical information infrastructure or any data processor who processes the personal information of more than 1,000,000 individuals; (iii) personal information will be provided overseas by any data processor who has provided overseas the personal information of more than 100,000 individuals in aggregate or has provided overseas the sensitive personal information of more than 10,000 individuals in aggregate since January 1 of last year; and (iv) other circumstances where the security assessment is required as prescribed by the CAC. A data processor shall, before applying for the security assessment of a cross-border data transfer, conduct a self-assessment of the risks involved in the cross-border data transfer. The security assessment of a cross-border data transfer shall focus on assessing the risks that may be brought about by the cross-border data transfer concerning national security, public interests, or the lawful rights and interests of individuals or organizations. As of the date of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CAC or any other PRC governmental authorities.

If it is determined in the future that CSRC approval or other procedural requirements are required to be met for and prior to an offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, may subject us to sanctions by the relevant PRC governmental authorities. The governmental authorities may impose restrictions and penalties on our operations in China that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

We may be deemed to operate a financing guarantee business by the PRC regulatory authorities.

In August 2017, the State Council promulgated the Regulations on the Administration of Financing Guarantee Companies, or the Financing Guarantee Rules which became effective on October 1, 2017. Pursuant to the Financing Guarantee Rules, “financing guarantee” refers to the activities in which guarantors provide guarantee to the guaranteed parties as to loans, bonds or other types of debt financing, and “financing guarantee companies” refer to companies legally established and operating financing guarantee business. According to the Financing Guarantee Rules, the establishment of financing guarantee companies is subject to the approval by the relevant governmental authority, and unless otherwise stipulated, no entity may operate financing guarantee business without such approval. If any entity violates these regulations and operates financing guarantee business without approval, the entity may be subject to penalties including ban or suspension of business, fines of RMB500,000 (US$78,461) to RMB1,000,000 (US$156,922), confiscation of illegal gains if any, and criminal liability if the violation constitutes a criminal offense.

Due to the lack of further interpretations, the exact definition and scope of “operating financing guarantee business” under the Financing Guarantee Rules is unclear. It is uncertain whether we would be deemed to operate financing guarantee and loan businesses because of our current arrangements with certain financial institutions. Furthermore, pursuant to a notice jointly issued by the People’s Bank of China, or the PBOC, and the China Banking Regulatory Commission, or the CBRC, on December 1, 2017, a bank participating in loan facilitation transactions may not accept credit enhancement service from a third party which is not a financing guarantee company, including credit enhancement service in the form of a “buy-back” commitment. If the relevant regulatory authorities determine that such prohibition is applicable to the financing arrangements we facilitate/participate in, we may be required to obtain approval or license for financing guarantee and loan businesses to continue our collaboration arrangement with certain financial institutions. If we are no longer able to maintain our current arrangement with these financial institutions, or become subject to penalties, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax, which could materially and adversely affect the amount of dividends, if any, we may pay our shareholders.

The PRC Enterprise Income Tax Law classifies enterprises as resident enterprises and non-resident enterprises. The PRC Enterprise Income Tax Law provides that an income tax rate of 20% may be applicable to dividends payable to non-resident investors, which (i) do not have an establishment or place of business in the PRC, or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The State Council of the PRC reduced such rate to 10% through the implementation regulations of the PRC Enterprise Income Tax Law. Further, pursuant to the Double Tax Avoidance Arrangement between Hong Kong and Mainland China, or the Double Tax Avoidance Arrangement, and the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued in February 2009 by the State Administration of Taxation of the PRC, or the SAT, if a Hong Kong resident enterprise owns more than 25% of the equity interest in a company in China at all times during the 12-month period immediately prior to obtaining a dividend from such company, the 10% withholding tax on dividends is reduced to 5% provided certain other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws are satisfied at the discretion of relevant PRC tax authority.

If our Cayman Islands holding company and our Hong Kong subsidiary are considered as non-resident enterprises and our Hong Kong subsidiary is considered as a Hong Kong resident enterprise under the Double Tax Avoidance Arrangement and is determined by the competent PRC tax authority to have satisfied relevant conditions and requirements, then the dividends paid to our Hong Kong subsidiary by its PRC subsidiaries may be subject to the reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. In addition, based on the Announcement on Certain Issues Concerning the Recognition of Beneficial Owners in Tax Treaties issued on February 3, 2018 by SAT, comprehensive analysis shall be conducted based on the factors listed and the actual circumstances of the specific cases to recognize the “beneficial owner.” If we fail to be recognized as beneficial owner, we will not be entitled to the abovementioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of board members with voting rights or senior executives habitually reside in the PRC.

We believe that our Cayman Islands holding company, Fangdd Cayman, is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including our ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including our ADS holders, and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any PRC tax liability may be reduced by an applicable tax treaty. However, it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or Class A ordinary shares.

In addition to the uncertainty as to the application of the “resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, the VIE and the VIE’s subsidiaries, or may make additional capital contributions to our PRC subsidiaries, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may also decide to finance our PRC subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with or approval by the MOFCOM or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. On March 30, 2015, SAFE promulgated Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated Circular 16, effective on June 9, 2016, which, among other things, amend certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. On October 23, 2019, SAFE issued the Circular to Further Promote Cross-border Trade and Investment to further ease cross-border trade and investment, according to which foreign non-investment enterprises are allowed to carry out domestic equity investment provided that such investment will not violate applicable special administrative measures (negative list) for foreign investment access and the investment projects shall be authentic and legitimate. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. If the VIE requires financial support from us or our wholly owned subsidiaries in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund the VIE’s operations will be subject to statutory limits and restrictions, including those described above. These circulars may limit our ability to transfer the net proceeds from our initial public offering to the VIE and our PRC subsidiaries, and we may not be able to convert the net proceeds from our initial public offering into Renminbi to invest in or acquire any other PRC companies in China. Despite the restrictions under these SAFE circulars, our PRC subsidiaries may use their income in Renminbi generated from their operations to finance the VIE through entrustment loans to the VIE or loans to the VIE’s shareholders for the purpose of making capital contributions to the VIE. In addition, our PRC subsidiaries can use Renminbi funds converted from foreign currency registered capital to carry out any activities within their normal course of business and business scope, including to purchase or lease servers and other relevant equipment and fund other operational needs in connection with their provision of services to the relevant VIE under the applicable exclusive technical support agreements.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or the VIE or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to make investments or acquisitions, pay dividends or otherwise fund our business.

We are a holding company, and we may rely on dividends from our subsidiaries in China for our cash requirements, including any debt we may incur. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside a certain amount of its after-tax profits each year, if any, to fund certain statutory reserves. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our subsidiaries’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiaries to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China and a substantial portion of our assets are located in China. In addition, many of our senior executive officers and directors reside within China for a significant portion of the time and some of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of U.S. courts against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

The audit report included in our most recent Annual Report on Form 20-F was prepared by our former auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, our investors are deprived of the benefits of such inspection.

Our former independent registered public accounting firm that issued the audit report included in our most recent Annual Report on Form 20-F filed with the SEC as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our former auditor is located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our former auditor is not currently inspected by the PCAOB. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in China in the past made it difficult to evaluate the effectiveness of our former auditor’s audit procedures or quality control procedures as compared to auditors outside of China that were subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements. As part of our continued efforts to ensure accuracy of our financial reporting, our audit committee periodically communicates with our independent auditor to oversee and evaluate the audit procedures and status. However, we cannot assure you that the measures our audit committee has taken or will take in the future will be effective. We have dismissed our former auditor that is located in mainland China and engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB and meets the PCAOB inspection requirements, as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Our ADSs will be prohibited from trading in the United States under the HFCA Act, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On December 18, 2020, the HFCA Act was enacted. The HFCA Act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021 to implement the submission and disclosure requirements in the HFCA Act. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong without the approval of the Chinese authorities. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCA Act” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years.

In May 2022, we were conclusively identified by the SEC under the HFCA Act due to the fact that our previous auditor was located in mainland China and could not be inspected by the PCAOB. See https:// www.sec.gov/hfcaa. Pursuant to the HFCA Act, our securities will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States in 2024 if our auditor cannot be fully inspected by the PCAOB for three consecutive years, or in 2023 if the Accelerating Holding Foreign Companies Accountable Act passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, which would reduce the time period under the HFCA Act to two consecutive years. On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022, which includes the exact same amendment as the Accelerating Holding Foreign Companies Accountable Act passed by the U.S. Senate. The America Competes Act, however, includes a broader range of legislation not related to the HFCA Act in response to the U.S. Innovation and Competition Act passed by the U.S. Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the U.S. President can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendments into law, or at all. In the case that the bill becomes the law, it will reduce the time period before our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from 2024 to 2023.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong.

We have engaged our current auditor, a Singapore-based accounting firm that is registered with the PCAOB, as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and our current auditor can be inspected under the PCAOB requirements. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of our current auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. We cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our current auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would cause our ADSs to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

CAUSTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus or in the documents incorporated by reference herein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

●	our mission and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

You should refer to “Risk Factors” in Item 3.D. to our most recent Annual Report on Form 20-F filed with the SEC on April 22, 2022 and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus (as supplemented or amended), together with the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and the information incorporated by reference in this prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus and in the information incorporated by reference in this prospectus is generally reliable, such information is inherently imprecise.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes.

MANAGEMENT

The following table sets forth certain information relating to our directors and executive officers the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Xi Zeng	40	Co-Founder, Chairman of the Board of Directors and Chief Executive Officer
Jiaorong Pan	43	Director and Chief Operating Officer
Li Xiao	58	Director and Vice President
Yi Duan	45	Co-Founder, Director
Weiru Chen	52	Independent Director
Yang Li	46	Independent Director
Senlin Peng	48	Independent Director
Shuiying Chen	37	Financial Controller

Mr. Xi Zeng is our co-founder, chairman of our board of directors and chief executive officer. Before co-founding our company, Mr. Zeng was the manager at Suzhou Best Team Real Estate Cooperation Service Co., Ltd. from 2002 to 2010. He received a bachelor’s degree from Suzhou University of Science and Technology and an EMBA degree from China Europe International Business School.

Ms. Jiaorong Pan has served as our director since March 2020 and chief operating officer since August 2022. Ms. Pan joined us in October 2011 and served as our senior vice president from October 2011 to March 2020 and our chief financial officer until August 2022. Prior to joining us, Ms. Pan was a general manager at Suzhou Huamei Enterprise Marketing Planning Co., Ltd. Between September 2003 and October 2009, Ms. Pan served as a manager for the consulting department of Best Team Real Estate Comprehension Services Co., Ltd. During her tenure, she chaired all market research and project development efforts. Ms. Pan holds a bachelor’s degree in construction engineering from Suzhou University of Science and Technology and an EMBA degree from the Cheung Kong Graduate School of Business.

Ms. Li Xiao has served as our vice president since November 2014 and as our director since July 2015. Ms. Xiao has more than 20 years of experience in China’s real estate industry. From 1994 to 2014, Ms. Xiao worked at China Vanke Co., Ltd. (HKEX: 2202), where she held multiple positions consecutively, including director, vice president, the head of general manager office, the head of the board office, and the secretary of the board. From 1990 to 1994, Ms. Xiao worked at Mitsubishi Corporation’s Shenzhen office. Ms. Xiao currently serves as an independent director of Kinco Automation (Shanghai) Co., Ltd. (SSE: 688160). Ms. Xiao received a bachelor’s degree from Wuhan University and an EMBA degree from China Europe International Business School.

Mr. Yi Duan is our co-founder and director. Before co-founding our company, Mr. Duan was the managing director at Suzhou Best Team Real Estate Cooperation Service Co., Ltd. from 2000 to 2011. Mr. Duan received a bachelor’s degree in real estate management from Suzhou Urban Construction and Environmental Protection Institute and an EMBA degree from China Europe International Business School. Mr. Duan also completed the China CEO program at Cheung Kong Graduate School of Business in 2016.

Mr. Weiru Chen has served as our director since October 2019. Mr. Chen has served as an independent director of TAL Education Group (NYSE: TAL) since June 2015, Dian Diagnostics Co., Ltd. (SZSE: 300244) since July 2017, Country Garden Services Holdings Co Ltd (HKEX: 06098) since February 2018, Jack Sewing Machine Co., Ltd. (SSE:603337) since April 2020 and BlueCity Holdings Limited (NASDAQ: BLCT) since January 2021. Mr. Chen has served as an executive director of Industry Internet Center of Alibaba Business School since February 2019 and was a chief strategy officer at Zhejiang Cainiao Supply Chain Management Company Limited from 2017 to 2019. Mr. Chen was an assistant professor of strategy at INSEAD Business School from 2003 to 2011 and an associate professor of strategy at China Europe International Business School from 2011 to 2017. Mr. Chen earned a bachelor’s degree from National Taiwan University in Taiwan in 1993, a master’s degree from TamKang University in 1996 and a doctoral degree from Purdue University in 2003.

Mr. Yang Li has served as our director since July 2022. Mr. Li has over 24 years of experience in a wide range of financial and accounting fields, including external and internal auditing, financial planning and analysis and financial due diligence. Mr. Li is currently the managing partner of ThinkBridge CPAs, a professional accounting firm providing assurance, business management and financial consulting services. Prior to joining ThinkBridge CPAs in December 2012, Mr. Li was a partner at Shanghai NuoDe Certified Public Accounts Co., Ltd. from August 2004 to November 2012, where he advised clients in China on finance, management and risk management issues. Prior to that, Mr. Li worked at multiple auditing and consulting firms, including Ernst & Young, Arthur Andersen, PricewaterhouseCoopers and Shanghai De’An Certified Public Accountants, where he was responsible for auditing and financial consulting. Mr. Li has served as an independent director of Shanghai Kaytune Industrial Co., Ltd. (SSE: 301001) since 2019. Mr. Li received a bachelor’s degree from Shanghai International Studies University and a master’s degree at China Europe International Business School. Mr. Li is a member of the Chinese Institute of Certified Public Accountants and the Association of International Accountants.

Mr. Senlin Peng has served as our director since August 2022. Mr. Senlin Peng has rich operational and financial experience. Since he joined ColorLife Group in 2000, a renowned children furniture manufacturer in China, Mr. Peng has served multiple positions, including a member of the company’s board of directors since 2011, the Chief Executive Officer of the company from 2005 to 2010 in charge of overall business operations, and a Vice President from 2000 to 2004 in charge of financial and operational divisions. In addition, Mr. Peng holds several directorships. Since 2018, Mr. Peng has served as the chairman of the board of directors of Morgan-Casa Furniture Co., Ltd., a furniture designer and manufacturer in China, and since 2014, Mr. Peng has served as a director at Shenzhen Forbest Photoelectric Technology Co., Ltd., a leading Chinese optical product manufacturer. Mr. Peng graduated from Jimei University (formerly known as Jimei Finance College) in 1992 and received an MBA degree from China Europe International Business School in 2007.

Mr. Shuiying Chen is our financial controller. Joined us in 2019, Mr. Chen had previously held a variety of financial management positions with our Company, including our financial executive manager, financial deputy manager and financial director. In these roles, Mr. Chen was responsible for our financial reporting, planning and budgeting, financial compliance and internal controls. Prior to joining us, Mr. Chen worked at Shenzhen Fantasia Cultural Tourism Management Co., Ltd. as the financial manager from 2017 to 2019, at Country Garden Group (HKSE: 02007) as a listing reporting and financial analysis manager from 2016 to 2017, and at China Southern Airlines (SSE: 600029; HKSE: 01055; NYSE: ZHN) as a financial analyst from 2009 to 2016. Mr. Chen holds a bachelor’s degree in management from Jinan University in 2009.

Board of Directors

Our board of directors consists of seven directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract or transaction or proposed contract or transaction in which he or she is interested, whether directly or indirectly, provided (a) such director has declared the nature of his interest at a meeting of the board at which such contract or transaction or proposed contract or transaction shall come before the meeting for consideration, either specifically or by way of a general notice given to the directors to the effect that he or she is a member of any specified company or firm and is to be regarded as interested, and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. Our directors may exercise all the powers of the company to raise or borrow money, mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any party thereof, and issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Yang Li, Weiru Chen and Senlin Peng. Yang Li is the chairman of our audit committee. We have determined that Yang Li, Weiru Chen and Senlin Peng, each satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act. We have determined that Yang Li qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s responses;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transaction;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.   Our compensation committee consists of Yang Li, Xi Zeng and Weiru Chen. Yang Li is the chairman of our compensation committee. We have determined that Yang Li and Weiru Chen, each satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee consists of Weiru Chen, Xi Zeng and Yang Li. Weiru Chen is the chairman of our nominating and corporate governance committee. We have determined that Weiru Chen and Yang Li, each satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected form a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our directors may be appointed by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders or if their office is otherwise vacated. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from three consecutive board meetings; or (v) is removed from office pursuant to any other provision of our articles of association.

Our officers are elected by and serve at the discretion of the board of directors.

Board Diversity

Board Diversity Matrix (As of the date of this prospectus)
Country of Principal Executive Offices:	People’s Republic of China
Foreign Private Issuer	YES
Disclosure Prohibited Under Home Country Law	NO
Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction			0
LGBTQ+			0

2018 Plan

In December 2018, our board of directors approved the 2018 Plan to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. As of the date of this prospectus, the maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the 2018 Plan, as amended, is 356,514,660 ordinary shares. As of the date of this prospectus, awards to purchase 96,700,125 ordinary shares were granted and outstanding under the 2018 Plan, excluding awards that were forfeited or canceled after the relevant grant dates.

The following paragraphs describe the principal terms of the 2018 Plan.

Types of Awards. Our 2018 Plan permits awards of options, restricted shares and restricted share units.

Plan Administration. Our 2018 Plan will be administered by our board of directors or by a committee of one or more members designated by our board of directors. Subject to the terms of the 2018 Plan and in the case of the committee, the specific duties delegated by our board of directors to the committee, the plan administrator has the authority to determine the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award, among others.

Award Agreement. Awards granted under our 2018 Plan will be evidenced by an award agreement that sets forth terms, conditions and limitations for each grant.

Term of the Awards. The term of each share award granted under the 2018 Plan may not exceed ten years after the date of grant.

Vesting Schedule. In general, the plan administrator determines the vesting schedule, which is set forth in the relevant award agreement.

Exercise of Options. The plan administrator determines the exercise price for each award, which is stated in the award agreement. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant. However, the maximum exercisable term is ten years from the date of a grant.

Transfer Restrictions. Awards may not be transferred in any manner by the recipient other than in accordance with the exceptions provided in the 2018 Plan, such as transfers by will or the laws of descent and distribution, or as otherwise provided in the relevant award agreements or determined by the plan administrator.

Termination. Our 2018 Plan will terminate ten years after its adoption, provided that our board of directors has the authority to terminate, amend or modify the plan. No termination, amendment, or modification of the 2018 Plan may affect, in any materially adverse manner to the participant, the applicable awards previously granted pursuant to the 2018 Plan, unless agreed by the participant in writing.

The following table summarizes, as of the date of this prospectus, the options granted and outstanding under the 2018 Plan, excluding awards that were forfeited or cancelled after the relevant grant dates.

Name	Class A Ordinary Shares underlying Options Awarded	Exercise Price (US$/share)	Date of Grant	Date of Expiration
Li Xiao	*	0.0000001	December 21, 2018	December 21, 2023
Jiaorong Pan	*	0.0000001	December 21, 2018	December 21, 2023
Shuiying Chen	*	0.0000001	November 15, 2021	November 14, 2026
Other grantees	92,812,250	0.0000001	December 21, 2018 through November 15, 2021	December 21, 2023 through November 15, 2026

*	Less than 1% of our total outstanding ordinary shares on an as-converted basis.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting power or investment power with respect to securities. The number of ordinary shares beneficially owned includes ordinary shares such person has the right to acquire within 60 days after the date of this prospectus. Such shares, however, are not deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other shareholder. The total number of ordinary shares outstanding as of the date of this prospectus is 2,071,953,956, comprising of 1,452,015,898 Class A ordinary shares (excluding 134,436,000 Class A ordinary shares issued to the depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans) and 619,938,058 Class B ordinary shares.

	Ordinary Shares Beneficially Owned (As of the date of this prospectus)
	Class A Ordinary Shares Beneficially Owned	Class B Ordinary Shares Beneficially Owned	Total Ordinary Shares Beneficially Owned	Percentage of Total Ordinary Shares†	Percentage of Aggregate Voting Power††
Directors and Executive Officers:**
Xi Zeng(1)	—	161,396,567	161,396,567	7.8	21.1
Jiaorong Pan(2)	29,249,399	—	29,249,399	1.4	0.4
Li Xiao	*	—	*	*	*
Yi Duan(3)	—	329,021,793	329,021,793	15.9	43.0
Weiru Chen	—	—	—	—	—
Yang Li	—	—	—	—	—
Senlin Peng	—	—	—	—	—
Shuiying Chen	*	—	*	*	*
All Directors and Executive Officers as a Group	48,412,680	490,418,360	538,831,040	26.0	64.7
Principal Shareholders:
CC NETWORK INTERNATIONAL LTD(3)	—	329,021,793	329,021,793	15.9	43.0
ZX INTERNATIONAL LTD(1)	—	161,396,567	161,396,567	7.8	21.1
FANGDD DECENT INTERNATIONAL LTD. and its affiliate(4)	138,698,218	—	138,698,218	6.7	1.8
TIANYU NETWORK INTERNATIONAL LTD(5)	—	129,519,698	129,519,698	6.3	16.9
Greyhound Investment Ltd.(6)	109,375,012	—	109,375,012	5.3	1.4

*	Less than 1% of our total outstanding shares.

**	Except as indicated otherwise below, the business address of our directors and executive officers is Room 602, Unit B4, Kexing Science Park, 15 Keyuan Road, Technology Park, Nanshan District, Shenzhen, People’s Republic of China. Weiru Chen’s business address is 802, unit 2-2, No. 6 Fuchun road, Hangzhou, Zhejiang Province, People’s Republic of China. Yang Li’s business address is Unit 03-06, 9th Floor, Baohua Center, No. 355 Guangzhong West Road, Jing’an District, Shanghai, People’s Republic of China. Senlin Peng’s business address is ColorLife Group, Pingdi Street, Longgang District, Shenzhen, People’s Republic of China.

†	For each person and group included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficiary owned by such person or group, including Class A ordinary shares that such person or group has the right to acquire within 60 days after the date of this prospectus, by the sum of the total number of issued and outstanding ordinary shares as of the date of this prospectus and the number of Class A ordinary shares underlying the options held by such person or group that are exercisable within 60 days after the date of this prospectus.

† †	For each person or group included in this column, percentage of total voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our outstanding Class A and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per Class A ordinary share. Each holder of Class B ordinary shares is entitled to ten votes per Class B ordinary share. Our Class B ordinary shares are convertible at any time by the holders thereof into Class A ordinary shares on a share-for-share basis. Class A ordinary shares are not convertible into Class B ordinary shares at any time.

(1)	Represents 161,396,567 Class B ordinary shares held by ZX INTERNATIONAL LTD, a company incorporated in the British Virgin Islands. The number of shares excludes 1,337,623 Class A ordinary shares transferred by ZX INTERNATIONAL LTD to designated employees and consultants in November 2018. The registered address of ZX INTERNATIONAL LTD is Ritter House, Wickhams Cay II, Road Town, Tortola, VG 1110 British Virgin Islands. ZX INTERNATIONAL LTD is controlled by ZX Rising Ltd, a company incorporated under the laws of British Virgin Islands. ZX Rising Ltd is controlled by ZX Family Trust, a trust established under the laws of the British Virgin Islands and managed by Cantrust (Far East) Limited as the trustee. Mr. Xi Zeng is the settlor of ZX Family Trust, and Mr. Zeng and his family members are the trust’s beneficiaries. Under the terms of this trust, Mr. Zeng has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the share held by ZX International Ltd in our company.

(2)	Represents 29,249,399 Class A ordinary shares held by XUANYU NETWORK INTERNATIONAL LTD, a British Virgin Islands company controlled by Jiaorong Pan. The registered address of XUANYU NETWORK INTERNATIONAL LTD is Ritter House, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. XUANYU NETWORK INTERNATIONAL LTD is controlled by KELE Network Holding Ltd, a company incorporated under the laws of the British Virgin Islands. KELE Network Holding Ltd is controlled by KELE Trust, a trust established under the laws of the British Virgin Islands and managed by Cantrust (Far East) Limited as the trustee. Ms. Jiaorong Pan is the settlor of KELE Trust, and Ms. Pan and her family members are the trust’s beneficiaries. Under the terms of this trust, Ms. Pan has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the share held by XUANYU NETWORK INTERNATIONAL LTD in our company.

(3)	Represents 329,021,793 Class B ordinary shares held by CC NETWORK INTERNATIONAL LTD, a company incorporated in the British Virgin Islands. The registered address of CC NETWORK INTERNATIONAL LTD is Vistra Corporate Service Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands. CC NETWORK INTERNATIONAL LTD is controlled by CC Network Holding Ltd, a company incorporated under the laws of British Virgin Islands. CC Network Holding Ltd is controlled by CC Trust, a trust established under the laws of the British Virgin Islands and managed by Cantrust (Far East) Limited as the trustee. Mr. Yi Duan is the settlor of CC Trust and Mr. Duan and his family members are the trust’s beneficiaries. Under the terms of this trust, Mr. Duan has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the share held by CC NETWORK INTERNATIONAL LTD in our company.

(4)	Based on Schedule 13G filed by filed by FANGDD DECENT INTERNATIONAL LTD. and Mr. Liqing Zeng on February 5, 2021, represents (i) 18 Class A ordinary shares and 102,102,300 Class A ordinary shares (in the form of ADSs) held by FANGDD DECENT INTERNATIONAL LTD., a company incorporated in the British Virgin Islands and (ii) 36,595,900 Class A ordinary shares (in the form of ADSs) held by an affiliate of FANGDD DECENT INTERNATIONAL LTD. ultimately controlled by Mr. Liqing Zeng. The registered address of FANGDD DECENT INTERNATIONAL LTD. is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. FANGDD DECENT INTERNATIONAL LTD. is controlled by Best Vision International Ltd., a company incorporated under the laws of British Virgin Islands. Best Vision International Ltd. is controlled by Best Vision Trust, a trust established under the laws of the British Virgin Islands and managed by Cantrust (Far East) Limited as the trustee. Mr. Liqing Zeng is the settlor of Best Vision Trust, and Mr. Zeng and his family members are the trust’s beneficiaries. Under the terms of this trust, Mr. Zeng has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the share held by FANGDD DECENT INTERNATIONAL LTD. in our company.

(5)	Represents 129,519,698 Class B ordinary shares held by TIANYU NETWORK INTERNATIONAL LTD, a company incorporated in the British Virgin Islands. The number of shares excludes 15,433,557 Class A ordinary shares transferred by TIANYU NETWORK INTERNATIONAL LTD to designated employees and consultants in November 2018. The registered address of TIANYU NETWORK INTERNATIONAL LTD is Vistra Corporate Service Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands. TIANYU NETWORK INTERNATIONAL LTD is controlled by Tianyu Network Holding Ltd, a company incorporated under the laws of British Virgin Islands. Tianyu Network Holding Ltd is controlled by Tianyu Family Trust, a trust established under the laws of the British Virgin Islands and managed by Cantrust (Far East) Limited as the trustee. Mr. Jiancheng Li is the settlor of Tianyu Family Trust, and Mr. Li and his family members are the trust’s beneficiaries. Under the terms of this trust, Mr. Li has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the share held by TIANYU NETWORK INTERNATIONAL LTD in our company.

(6)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2022 by Greyhound Investment Ltd., represents 109,375,012 Class A ordinary shares held by Greyhound Investment Ltd., a company incorporated in the Cayman Islands. Greyhound Investment Ltd. is majority-owned by FountainVest Hills Holdings Limited. FountainVest Hills Holdings Limited is 63.2% owned by FountainVest China Growth Capital Fund II, L.P. and 36.2% owned by FountainVest China Growth Fund II, L.P. FountainVest China Growth Capital Fund II, L.P. and FountainVest China Growth Fund II, L.P. are Cayman

Islands limited partnerships. FountainVest China Growth Partners GP2 Ltd., a Cayman Islands company, is the sole general partner of FountainVest China Growth Capital Fund II, L.P. and FountainVest China Growth Fund II, L.P. FountainVest China Growth Partners GP2 Ltd. is controlled by Kui Tang and George Jian Chuang. The registered address of Greyhound Investment Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands.

To our knowledge, as of the date of this prospectus, a total of 1,222,951,435 Class A ordinary shares, representing approximately 59.0% of our total outstanding ordinary shares, were held by one recorded shareholder in the United States, which is The Bank of New York Mellon, the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely much larger than the one record holder of our ordinary shares in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor, and the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands company and our affairs are governed by our fifth amended and restated memorandum and articles of association, or our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below.

As of the date of this prospectus, our authorized share capital is US$500 divided into 5,000,000,000 shares comprising of (i) 3,380,061,942 Class A Ordinary Shares of a par value of US$0.0000001 each, (ii) 619,938,058 Class B Ordinary Shares of a par value of US$0.0000001 each, and (iii) 1,000,000,000 shares of a par value of US$0.0000001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of our memorandum and articles of association.

The following are summaries of material provisions of our memorandum and articles of association as well as the Companies Act (As Revised) insofar as they relate to the material terms of our ordinary shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Ordinary Shares

General

Our ordinary shares are issued in registered form and are issued when registered in our Register of Members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall, on a poll, entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall, on a poll, entitle the holder thereof to ten votes on all matters subject to vote at our general meetings.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares in any event. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person other than our founders or an affiliate controlled by one or more of our founders, or upon a change of ultimate beneficial ownership of any Class B ordinary shares to any person who is not one of our founders or an affiliate controlled by one or more of our founders, each such Class B ordinary share shall be automatically and immediately converted into one of Class A ordinary share.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our memorandum and articles of association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be paid either out of profits or out of share premium, provided that in no circumstances may a dividend be paid of this would result in our company being unable to pay its debts as they become due in the ordinary course of business.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted). The shareholders recorded in the register of members will be deemed to have legal title to the shares set against their names.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to ten votes, on all matters subject to a vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than ten percent (10%) of the votes attaching to the shares present in person or by proxy. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, which can be an annual general meeting or a special meeting of shareholders. A special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by rules of Nasdaq.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares that carry not less than one-third of the total number of votes attaching to all of our issued and outstanding shares entitled to vote at general meetings to require an extraordinary general meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of all votes attaching to all our shares in issue and entitled to vote present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least ten calendar days is required for the convening of any shareholders meetings.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid-up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require, is paid to the company thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board of directors may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as possible, the losses are borne by our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by our board of directors or by an ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of a company’s profits or share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid-up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of any shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders).

Changes in Capital

Our shareholders may from time to time by ordinary resolutions:

●	increase the share capital by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our memorandum of association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act, our shareholders may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is modeled after that of the English companies legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the due majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction by way of a scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a minority shareholder may be permitted to commence a class action against or derivative actions in our name to challenge an act which:

●	is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

●	requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained; and

●	constitutes a “fraud on the majority,” where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company including a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of the board of directors at which such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class with the consent in writing of two-thirds of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Holders of our ordinary shares will have no general rights under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders).

Anti-takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Staggered Board of Directors

The Companies Act and our memorandum and articles of association do not contain provisions that require staggered board arrangements for a Cayman Islands company.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preference share (or if applicable, the calculation formula of the issue price per preference share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preference share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will incur a SEC registration fee of US$27,810, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and certain other legal matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Global Law Office. Cooley LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Global Law Office with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Fangdd Network Group Limited as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and a significant decline in revenue raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The office of KPMG Huazhen LLP is located at 15th Floor, China Resources Tower, 2666 Keyuan South Road, Nanshan District, Shenzhen 518052, People’s Republic of China.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us the courts of the Cayman Islands are unlikely (a) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given , provided such judgment (a) is final and conclusive and for a liquidated sum, (b) is not in respect of taxes, a fine or a penalty, (c) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (d) is not impeachable on the grounds of fraud, (e) is not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Global Law Office, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of the PRC would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Global Law Office has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law. Global Law Office has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it is uncertain whether and on what basis a PRC court would enforce judgments rendered by U.S. courts.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 22, 2022;

●	our Reports on Form 6-K furnished to the SEC on May 27, 2022 and June 23, 2022; and

●	the description of the securities contained in our registration statement on Form 8-A12B initially filed with the SEC on October 23, 2019, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Fangdd Network Group Ltd.
Room 602, Unit B4, Kexing Science Park
15 Keyuan Road, Technology Park
Nanshan District, Shenzhen, the PRC, 518057
+86 755 2699 8968

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Fangdd Network Group Ltd.

US$5,000,000 Senior 5% Original Issue Discount Convertible Promissory Notes

Class A Ordinary Shares Issuable upon Conversion

under Senior 5% Original Issue Discount Convertible Promissory Notes

Additional 164,610 Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

February 11, 2025